                                                                     Exhibit 4.2

================================================================================






                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                                       OF

                              ALLSTATE FINANCING I


                         Dated as of November 25, 1996





================================================================================

                                                       TABLE OF CONTENTS

                                                                                                                            Page
                                                                                                                            ----
                                                           ARTICLE I
                                                 INTERPRETATION AND DEFINITIONS

Section 1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                           ARTICLE II
                                                      TRUST INDENTURE ACT

Section 2.1      Trust Indenture Act; Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 2.2      Lists of Holders of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 2.3      Reports by the Property Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 2.4      Periodic Reports to Property Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 2.5      Evidence of Compliance with
                          Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 2.6      Events of Default; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 2.7      Event of Default; Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                          ARTICLE III
                                                          ORGANIZATION

Section 3.1      Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 3.2      Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 3.3      Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 3.4      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 3.5      Title to Property of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 3.6      Powers and Duties of the Regular Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 3.7      Prohibition of Actions by the Trust
                          and the Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 3.8      Powers and Duties of the Property Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 3.9      Certain Duties and Responsibilities
                          of the Property Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 3.10     Certain Rights of Property Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 3.11     Delaware Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 3.12     Execution of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 3.13     Not Responsible for Recitals or
                          Issuance of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 3.14     Duration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 3.15     Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                           ARTICLE IV
                                                           DEPOSITOR

Section 4.1      Depositor's Purchase of Common Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 4.2      Responsibilities of the Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                           ARTICLE V
                                                            TRUSTEES

Section 5.1      Number of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                                                                                            Page
                                                                                                                            ----
Section 5.2      Delaware Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 5.3      Property Trustee; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 5.4      Certain Qualifications of Regular
                          Trustees and Delaware Trustee Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 5.5      Regular Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 5.6      Delaware Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 5.7      Appointment, Removal and Resignation
                          of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 5.8      Vacancies among Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 5.9      Effect of Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 5.10     Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 5.11     Delegation of Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 5.12     Merger, Conversion, Consolidation
                          or Succession to Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                           ARTICLE VI
                                                         DISTRIBUTIONS

Section 6.1      Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                          ARTICLE VII
                                                     ISSUANCE OF SECURITIES

Section 7.1      General Provisions Regarding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 7.2      Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 7.3      Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                          ARTICLE VIII
                                                      TERMINATION OF TRUST

Section 8.1      Termination of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                           ARTICLE IX
                                                     TRANSFER OF INTERESTS

Section 9.1      Transfer of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 9.2      Transfer of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 9.3      Deemed Security Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 9.4      Book Entry Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 9.5      Notices to Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 9.6      Appointment of Successor Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 9.7      Definitive Preferred Security Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 9.8      Mutilated, Destroyed, Lost or
                          Stolen Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 9.9      Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 9.10     CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                           ARTICLE X
                                                   LIMITATION OF LIABILITY OF
                                           HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

Section 10.1     Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 10.2     Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                                            Page

Section 10.3     Fiduciary Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 10.4     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 10.5     Outside Businesses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                           ARTICLE XI
                                                           ACCOUNTING

Section 11.1     Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 11.2     Certain Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 11.3     Banking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 11.4     Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                          ARTICLE XII
AMENDMENTS AND MEETINGS

Section 12.1     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 12.2     Meetings of the Holders of Securities;
                          Action by Written Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                                          ARTICLE XIII
                                              REPRESENTATIONS OF PROPERTY TRUSTEE
                                                      AND DELAWARE TRUSTEE

Section 13.1     Representations and Warranties of
                          Property Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 13.2     Representations and Warranties of
                              Delaware Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                          ARTICLE XIV
                                                         MISCELLANEOUS
Section 14.1     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 14.2     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 14.3     Intention of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 14.4     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 14.5     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 14.6     Partial Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 14.7     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

ANNEX I                   TERMS OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
EXHIBIT A-1               FORM OF PREFERRED SECURITY CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A1-1
EXHIBIT A-2               FORM OF COMMON SECURITY CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A2-1
EXHIBIT B                 SPECIMEN OF DEBENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C                 UNDERWRITING AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

                            CROSS-REFERENCE TABLE*


         Section of
Trust Indenture Act                                         Section of
of 1939, as amended                                         Declaration
-------------------                                         -----------
310(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . 5.3(a)
310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(a)
312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
313 . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
314(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . 3.9(b)
315(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . 3.9(a)
315(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . 3.9(a)
316(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . Annex I
316(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . 3.6(e)
---------------

* This Cross-Reference Table does not constitute part of the Declaration and shall not affect the interpretation of any of its terms or provisions.

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                              ALLSTATE FINANCING I

                               November 25, 1996



                 AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration"), dated and effective as of November 25, 1996, by the Trustees (as defined herein), the Depositor (as defined herein) and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

                 WHEREAS, the Trustees and the Depositor established Allstate Financing I (the "Trust"), a trust under the Delaware Business Trust Act pursuant to a Declaration of Trust dated as of August 21, 1996 (the "Original Declaration") and a Certificate of Trust filed with the Secretary of State of the State of Delaware on August 21, 1996, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer;

                 WHEREAS, as of the date hereof, no interests in the Trust have been issued;

                 WHEREAS, all of the Trustees and the Depositor, by this Declaration, amend and restate each and every term and provision of the Original Declaration; and

                 NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                                   ARTICLE I
                         INTERPRETATION AND DEFINITIONS

                 Section 1.1  Definitions.

                 Unless the context otherwise requires:

                          (a)  Capitalized terms used in this Declaration but
not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                          (b)  a term defined anywhere in this Declaration has
the same meaning throughout;

                          (c)  all references to "the Declaration" or "this
Declaration" are to this Declaration as modified, supplemented or amended from time to time;

                          (d)  all references in this Declaration to Articles
and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

                          (e)  a term defined in the Trust Indenture Act has
the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

                          (f)  a reference to the singular includes the plural
and vice versa.

                 "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

                 "Agent" means any Paying Agent.

                 "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

                 "Bankruptcy Event" means, with respect to any Person:

                 (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                 (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

                 "Book Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.4.

                 "Business Day" means any day other than a Saturday or Sunday or any day on which banking institutions in New York, New York or Boston, Massachusetts are authorized or required by law to close.

                 "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

                 "Certificate" means a Common Security Certificate or a Preferred Security Certificate.

                 "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Preferred Securities.

                 "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

                 "Closing Date" means the "Closing Date" and each "Time of Delivery" under the Underwriting Agreement.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

                 "Commission" means the Securities and Exchange Commission as from time to time constituted, or if any time after the execution of this Declaration such Commission is not existing and performing the duties now assigned to it under applicable Federal securities laws, then the body performing such duties at such time.

                 "Common Securities" and "Common Security" have the meanings specified in Section 7.1.

                 "Common Securities Guarantee" means the guarantee agreement to be dated as of November 25, 1996 of the Depositor in respect of the Common Securities.

                 "Common Security Certificate" means a definitive certificate in fully registered form representing a Common Security substantially in the form of Exhibit A-2.

                 "Company Indemnified Person" means (a) any Regular Trustee;
(b) any Affiliate of any Regular Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.

                 "Corporate Trust Office" means the office of the Property Trustee at which the corporate trust business of the Property Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Two International Place, Boston, Massachusetts 02110.

                 "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

                 "Debenture Issuer" means The Allstate Corporation, a Delaware corporation, or any successor entity resulting from any consolidation, amalgamation, merger or other business combination, in its capacity as issuer of the Debentures under the Indenture.

                 "Debenture Trustee" means State Street Bank and Trust Company, a Massachusetts trust company, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

                 "Debentures" means the series of Debentures to be issued by the Debenture Issuer under the Indenture to be held by the Property Trustee, a specimen certificate for such series of Debentures being Exhibit B.

                 "Delaware Trustee" means Delaware Trust Capital Management, Inc., a Delaware banking corporation, solely in its capacity as Delaware Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided in Section 5.2.

                 "Definitive Preferred Security Certificates" has the meaning set forth in Section 9.7.

                 "Depositor" means The Allstate Corporation, a Delaware corporation, in its capacity as depositor of the Trust.

                 "Distribution" means a distribution payable to Holders of Securities in accordance with Section 6.1.

                 "DTC" means The Depository Trust Company, the initial Clearing Agency.

                 "Event of Default" means any one of the following events (whatever the reasons for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                          (a)  the occurrence of an Event of Default (as
defined in the Indenture); or

                          (b)  default by the Property Trustee in the payment
of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                          (c)  default by the Property Trustee in the payment
of any Redemption Price of any Trust Security when it becomes due and payable;
or

                          (d)  default in the performance, or breach, in any
material respect, of any covenant or warranty of the Trustees in this Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                          (e)  the occurrence of a Bankruptcy Event with
respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

                 "Fiduciary Indemnified Person" has the meaning set forth in
Section 10.4(b).

                 "Global Certificate" has the meaning set forth in Section 9.4.

                 "Holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

                 "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

                 "Indenture" means the Subordinated Indenture, dated as of November 25, 1996, between the Debenture Issuer and the Debenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued.

                 "Investment Company" means an "investment company" as defined in the Investment Company Act.

                 "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

                 "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the date of original issuance of the Preferred Securities under this Declaration.

                 "Legal Action" has the meaning set forth in Section 3.6(g).

                 "Majority in liquidation amount of the Securities" means, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or

Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

                 "Ministerial Action" has the meaning set forth in the terms of the Securities as set forth in Annex I.

                 "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

                          (a)  a statement that each officer signing the
Certificate has read the covenant or condition and the definitions relating thereto;

                          (b)  a brief statement of the nature and scope of the
examination or investigation undertaken by each officer in rendering the Certificate;

                          (c)  a statement that each such officer has made such
examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (d)  a statement as to whether, in the opinion of
each such officer, such condition or covenant has been complied with.

                 "Paying Agent" has the meaning specified in Section 7.2.

                 "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                 "Preferred Securities" and "Preferred Security" have the meanings specified in Section 7.1.

                 "Preferred Securities Guarantee" means the guarantee agreement to be dated as of November 25, 1996, of the Depositor in respect of the Preferred Securities.

                 "Preferred Security Beneficial Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                 "Preferred Security Certificate" means a certificate representing a Preferred Security substantially in the form of Exhibit A- 1.

                 "Pricing Agreement" means the pricing agreement among the Trust, the Depositor, and the underwriters designated by the Regular Trustees with respect to the offer and sale of the Preferred Securities.

                 "Property Trustee" means State Street Bank and Trust Company, a Massachusetts trust company, solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as herein provided.

                 "Property Trustee Account" has the meaning set forth in
Section 3.8(c).

                 "Quorum" means a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.

                 "Regular Trustee" has the meaning set forth in Section 5.1.

                 "Related Party" means, with respect to the Depositor, any direct or indirect wholly owned subsidiary of the Depositor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Depositor.

                 "Responsible Officer" means, with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee, including any vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                 "Rule 3a-5" means Rule 3a-5 under the Investment Company Act.

                 "Securities" means the Common Securities and the Preferred Securities.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time or any successor legislation.

                 "Special Event" means the occurrence of a Tax Event or an Investment Company Event, as so collectively defined.

                 "Securities Guarantees" means the Common Securities Guarantee and the Preferred Securities Guarantee.

                 "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date hereof, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Debenture Issuer on such Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Debenture Issuer, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                 "25% in liquidation amount of the Securities" means, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of 25% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

                 "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                 "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                 "Underwriting Agreement" means the Underwriting Agreement for the offering and sale of Preferred Securities in the form of Exhibit C.


                                   ARTICLE II
                              TRUST INDENTURE ACT

                 Section 2.1  Trust Indenture Act; Application.

                          (a)  This Declaration is subject to the provisions of
the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.

                          (b)  The Property Trustee shall be the only Trustee
which is a Trustee for the purposes of the Trust Indenture Act.

                          (c)  If and to the extent that any provision of this
Declaration limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                          (d)  The application of the Trust Indenture Act to
this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

                 Section 2.2  Lists of Holders of Securities.

                          (a)  Each of the Depositor and the Regular Trustees
on behalf of the Trust shall provide the Property Trustee, unless the Property Trustee is Registrar for the Securities (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of such record date; provided that neither the Depositor nor the Regular Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Depositor and the Regular Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity); provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                          (b)  The Property Trustee shall comply with its
obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

                 Section 2.3  Reports by the Property Trustee.

                 Within 60 days after May 15 of each year commencing May 15, 1997, the Property Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                 Section 2.4  Periodic Reports to Property Trustee.

                 Each of the Depositor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

                 Section 2.5  Evidence of Compliance with Conditions Precedent.

                 Each of the Depositor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

                 Section 2.6  Events of Default; Waiver.

                          (a)  The Holders of a Majority in liquidation amount
of Preferred Securities may, by vote, on behalf of the

Holders of all of the Preferred Securities, waive any past Event of Default in respect of the Preferred Securities and its consequences; provided that, if the underlying Event of Default under the Indenture is not waivable under the Indenture, the Event of Default under this Declaration shall also not be waivable.

                 The foregoing provisions of this Section 2.6(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or an Event of Default with respect to the Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Preferred Securities of an Event of Default with respect to the Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote or consent of the Holders of the Common Securities.

                          (b)  The Holders of a Majority in liquidation amount
of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences; provided that, if the underlying Event of Default under the Indenture is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration shall also not be waivable; provided further, each Holder of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and its consequences until all Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

                          (c)  A waiver of an Event of Default under the
Indenture by the Property Trustee at the direction of the Holders of the Preferred Securities, constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

                 Section 2.7  Event of Default; Notice.

                          (a)  The Property Trustee shall, within five Business
Days after the occurrence of an Event of Default actually known to the Property Trustee, transmit by mail, first class postage prepaid, to the Holders of the Securities, the Regular Trustees and the Depositor, notices of all defaults with respect to the Securities actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured or waived before the giving of such notice (the term "defaults" for the purposes of this Section 2.7(a) being hereby defined to be an Event of Default as defined in the Indenture, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures or in the payment of any sinking fund installment established for the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

                          (b)  The Property Trustee shall not be deemed to have
knowledge of any default except:

                                  (1) a default under Sections 5.01(a) and
5.01(b) of the Indenture; or

                                  (2) any default as to which the Property
Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of the Declaration shall have actual knowledge.

                                  ARTICLE III
                                  ORGANIZATION

                 Section 3.1  Name.

                 The Trust is named "Allstate Financing I", as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

                 Section 3.2  Office.

                 The address of the principal office of the Trust is c/o The Allstate Corporation, 2775 Sanders Road, Northbrook, Illinois 60062. On ten Business Days written notice to the Holders of Securities, the Regular Trustees may designate another principal office.

                 Section 3.3  Purpose.

                 The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Debentures, and (b) except as otherwise limited herein, to engage in only those other activities necessary, advisable or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

                 Section 3.4  Authority.

                 Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

                 Section 3.5  Title to Property of the Trust.

                 Except as provided in Section 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

                 Section 3.6  Powers and Duties of the Regular Trustees.

                 The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

                          (a)  to issue and sell the Preferred Securities and
the Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities, and the issuance of Securities shall be limited to a simultaneous issuance of both Preferred Securities and Common Securities on each Closing Date;

                          (b)  in connection with the issuance and sale of the
Preferred Securities, at the direction of the Depositor, to:

                                  (i)  execute and file with the Commission the
         registration statement on Form S-3 prepared by the Depositor, including any amendments thereto, pertaining to the Preferred Securities;

                                  (ii)  execute and file any documents prepared
         by the Depositor, or take any acts as determined by the Depositor to be necessary in order to qualify or register all or part of the Preferred Securities in any State in which the Depositor has determined to qualify or register such Preferred Securities for sale;

                                  (iii)  execute and file an application,
         prepared by the Depositor, to the New York Stock Exchange, Inc. or any other national stock exchange or the Nasdaq Stock Market's National Market for listing upon notice of issuance of any Preferred Securities;

                                  (iv)  execute and deliver letters, documents
         or instruments with DTC and other Clearing Agencies relating to the Preferred Securities;

                                  (v)  execute and file with the Commission a
         registration statement on Form 8-A, including any amendments thereto, prepared by the Depositor, relating to the registration of the Preferred Securities under Section 12(b) of the Exchange Act; and

                                  (vi)  execute and enter into the Underwriting
         Agreement and Pricing Agreement providing for the sale of the Preferred Securities;

                          (c)  to acquire the Debentures with the proceeds of
the sale of the Preferred Securities and the Common Securities; provided, however, that the Regular Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Preferred Securities and the Holders of Common Securities;

                          (d)  to give the Depositor and the Property Trustee
prompt written notice of the occurrence of a Special Event; provided that the Regular Trustees shall consult with the Depositor and the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Special Event;

                          (e)  to establish a record date with respect to all
actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Preferred Securities and Holders of Common Securities as to such actions and applicable record dates;

                          (f)  to take all actions and perform such duties as
may be required of the Regular Trustees pursuant to the terms of the Securities;

                          (g)  to bring or defend, pay, collect, compromise,
arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

                          (h)  to employ or otherwise engage employees and
agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

                          (i)  to cause the Trust to comply with the Trust's
obligations under the Trust Indenture Act;

                          (j)  to give the certificate required by Section
314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Regular Trustee;

                          (k)  to incur expenses that are necessary or
incidental to carry out any of the purposes of the Trust;

                          (l)  to act as, or appoint another Person to act as,
registrar and transfer agent for the Securities;

                          (m)  to give prompt written notice to the Holders of
the Securities of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

                          (n)  to execute all documents or instruments, perform
all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

                          (o)  to take all action that may be necessary or
appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

                          (p)  to take any action, not inconsistent with this
Declaration or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

                                  (i)  causing the Trust not to be deemed to be
         an "investment company" required to be registered under the Investment Company Act;

                                  (ii)  causing the Trust to be classified for
         United States federal income tax purposes as a grantor trust; and

                                  (iii)  cooperating with the Debenture Issuer
         to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes;

provided that such action does not adversely affect the interests of Holders;
and

                          (q)  to take all action necessary to cause all
applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust.

                 The Regular Trustees must exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall not take any action that is inconsis-tent with the purposes and functions of the Trust set forth in Section 3.3.

                 Subject to this Section 3.6, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in
Section 3.8.

                 Any expenses incurred by the Regular Trustees pursuant to this
Section 3.6 shall be reimbursed by the Debenture Issuer.

                 Section 3.7 Prohibition of Actions by the Trust and the Trustees.

                          (a)  The Trust shall not, and the Trustees (including
the Property Trustee) shall not, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

                                  (i)  invest any proceeds received by the
         Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

                                  (ii)  acquire any assets other than as
         expressly provided herein;

                                  (iii)  possess Trust property for other than
         a Trust purpose;

                                  (iv)  make any loans or incur any
         indebtedness other than loans represented by the Debentures;

                                  (v)  possess any power or otherwise act in
         such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever;

                                  (vi)  issue any securities or other evidences
         of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or

                                  (vii)  other than as provided in this
         Declaration or Annex I, (A) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, or (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or (D) consent to any amendment, modifica-tion or termination of the Indenture or the Debentures where such consent shall be required; without in each case, obtaining the prior approval of a Majority in liquidation amount of the Securities and, in the case of clause (D), the Trust shall have received an opinion of counsel to the effect that such amendment, modification or termination will not cause more than an insubstantial risk that for United States federal income tax purposes the Trust will not be classified as a grantor trust, or

                                  (viii)  revoke any action previously
         authorized or approved by a vote of the Holders of the Preferred Securities except by subsequent vote of the Holders of such Preferred Securities.

                 Section 3.8  Powers and Duties of the Property Trustee.

                          (a)  The legal title to the Debentures shall be owned
by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Securities. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.7. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

                          (b)  The Property Trustee shall not transfer its
right, title and interest in the Debentures to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

                          (c)  The Property Trustee shall:

                                  (i)  establish and maintain a segregated
         non-interest bearing trust account (the "Property Trustee Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments to the Holders of the Preferred Securities and Holders of the Common Securities from the Property Trustee Account in accordance with Section 6.1. Funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Trustee Account shall be an account that is maintained with a banking institution, which institution may be the Property Trustee in its individual capacity, the rating on whose long-term unsecured indebtedness is at least equal to the rating assigned to the Preferred Securities by a "nationally recognized statistical rating organization", as that term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                                  (ii)  engage in such ministerial activities
         as shall be necessary or appropriate to effect the redemption of the Preferred Securities and the Common Securities to the extent the Debentures are redeemed or mature consistent with the terms of Annex I; and

                                  (iii)  upon written notice of distribution
         issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain special events (as may be defined in the terms of the Securities) arising from a change in law or a change in legal interpretation or other specified circumstances pursuant to the terms of the Securities.

                          (d)  The Property Trustee shall take all actions and
perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Securities.

                          (e)  The Property Trustee shall take any Legal Action
which arises out of or in connection with an Event of Default of which a Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act; provided, however, that if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Preferred Securities may directly institute a proceeding against the Depositor, pursuant to Section 508 of the Indenture for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Debenture Issuer to such Holder of Preferred Securities in such Direct Action. Except as provided in the preceding sentences, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

                          (f)  The Property Trustee shall not resign as a
Trustee unless either:

                                  (i)  the Trust has been completely liquidated
         and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or

                                  (ii)  a Successor Property Trustee has been
         appointed and has accepted that appointment in accordance with Section 5.7.

                          (g)  The Property Trustee shall have the legal power
to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Securities.

                          (h)  The Property Trustee shall be authorized to
undertake any actions set forth in Section  317(a) of the Trust Indenture Act.

                          (i)  The Property Trustee may authorize one or more
Persons (each, a "Paying Agent") to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Property Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Property Trustee.

                          (j)  Subject to this Section 3.8, the Property
Trustee shall have none of the duties, liabilities, powers or the authority of the Regular Trustees set forth in Section 3.6.

                 Notwithstanding anything expressed or implied to the contrary in this Declaration or any Annex or Exhibit hereto, (i) the Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3 and (ii) the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

                 Section 3.9 Certain Duties and Responsibilities of the Property Trustee.

                          (a)  The Property Trustee, before the occurrence of
any Event of Default and after the curing of all Events of

Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                          (b)  No provision of this Declaration shall be
construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                  (i)  prior to the occurrence of an Event of
         Default and after the curing or waiving of all such Events of Default that may have occurred:

                                        (A)  the duties and obligations of the
                 Property Trustee shall be determined solely by the express provisions of this Declaration and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

                                        (B)  in the absence of bad faith on the
                 part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

                                  (ii)  the Property Trustee shall not be
         liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                                  (iii)  the Property Trustee shall not be
         liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

                                  (iv)  no provision of this Declaration shall
         require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

                                  (v)  the Property Trustee's sole duty with
         respect to the custody, safe keeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

                                  (vi)  the Property Trustee shall have no duty
         or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

                                  (vii)  the Property Trustee shall not be
         liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

                                  (viii)  the Property Trustee shall not be
         responsible for monitoring the compliance by the

         Regular Trustees or the Depositor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Depositor.

                 Section 3.10  Certain Rights of Property Trustee.

                          (a)  Subject to the provisions of Section 3.9:

                                  (i)  the Property Trustee may conclusively
         rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                                  (ii)  any direction or act of the Depositor
         or the Regular Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

                                  (iii)  whenever in the administration of this
         Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Regular Trustees;

                                  (iv)  the Property Trustee shall have no duty
         to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

                                  (v)  the Property Trustee may consult with
         counsel or other experts of its selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

                                  (vi)  the Property Trustee shall be under no
         obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee provided, that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

                                  (vii)  the Property Trustee shall not be
         bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                                  (viii)  the Property Trustee may execute any
         of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                                  (ix)  any action taken by the Property
         Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

                                  (x)  whenever in the administration of this
         Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
         (iii) shall be protected in conclusively relying on or acting in accordance with such instructions;

                                  (xi)  except as otherwise expressly provided
         by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration; and

                                  (xii)  the Property Trustee shall not be
         liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.

                                  (xiii)  If no Event of Default has occurred
         and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which Holders of Preferred Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the Holders of the Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

                          (b)  No provision of this Declaration shall be deemed
to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

                 Section 3.11  Delaware Trustee.

                 Notwithstanding any other provision of this Declaration other than Section 5.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Regular Trustees or the Property Trustee described in this Declaration. Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act and shall have no powers, duties or responsibilities whatsoever, except as expressly provided herein or except as required by the Business Trust Act.

                 Section 3.12  Execution of Documents.

                 Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Business Trust Act, a majority of or, if there are only two, any Regular Trustee or, if there is only one, such Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to execute pursuant to Section 3.6.

                 Section 3.13 Not Responsible for Recitals or Issuance of Securities.

                 The recitals contained in this Declaration and the Securities shall be taken as the statements of the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

                 Section 3.14  Duration of Trust.

                 The Trust, unless terminated pursuant to the provisions of
Article VIII hereof, shall have existence for fifty-five (55) years from the Closing Date.

                 Section 3.15  Mergers.

                          (a)  The Trust may not consolidate, amalgamate, merge
with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Section 3.15(b) and (c).

                          (b)  The Trust may, at the request of the Depositor,
with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its property substantially as an entirety to, a trust organized as such under the laws of any State; provided that:

                                  (i)  such successor entity (the "Successor
         Entity") either:

                                        (A)  expressly assumes all of the
                 obligations of the Trust under the Securities; or

                                        (B)  substitutes for the Securities
                 other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise;

                                  (ii)  the Debenture Issuer expressly
         acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the holder of the Debentures;

                                  (iii)  the Preferred Securities or any
         Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted;

                                  (iv)  such merger, consolidation,
         amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

                                  (v)  such merger, consolidation,
         amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect;

                                  (vi)  such Successor Entity has a purpose
         identical to that of the Trust;

                                  (vii)  prior to such merger, consolidation,
         amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

                                        (A)  such merger, consolidation,
                 amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect;

                                        (B)  following such merger,
                 consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

                                        (C)  following such merger,
                 consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

                                  (viii)  the Depositor or any permitted
         successor or assignee owns all of the Common Securities of such Successor Entity and guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee.

                          (c)  Notwithstanding Section 3.15(b), the Trust shall
not, except with the consent of Holders of 100% in liquidation amount of the Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its property substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.


                                   ARTICLE IV
                                   DEPOSITOR

                 Section 4.1  Depositor's Purchase of Common Securities.

                 On the Closing Date the Depositor will purchase all of the Common Securities issued by the Trust, in an amount at least equal to 3% of the capital of the Trust, at the same time as the Preferred Securities are sold.

                 Section 4.2  Responsibilities of the Depositor.

                 In connection with the issuance and sale of the Preferred Securities, the Depositor shall have the exclusive right and responsibility to engage in the following activities:

                          (a)  to prepare for filing by the Trust with the
Commission a registration statement on Form S-3 in relation to the Preferred Securities, including any amendments thereto;

                          (b)  to determine the States in which to take
appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

                          (c)  to prepare for filing by the Trust an
application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities;

                          (d)  to prepare for filing by the Trust with the
Commission a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto; and

                          (e)  to negotiate the terms of the Underwriting
Agreement and Pricing Agreement providing for the sale of the Preferred Securities; and

                          (f)  any other actions necessary or desirable to
carry out any of the foregoing activities.


                                   ARTICLE V
                                    TRUSTEES


                 Section 5.1  Number of Trustees.

                 The number of Trustees initially shall be four (4), and:

                          (a)  at any time before the issuance of any
Securities, the Depositor may, by written instrument, increase or decrease the number of Trustees; and

                          (b)  after the issuance of any Securities, the number
of Trustees may be increased or decreased by vote of the

Holders of a majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; provided, however, that, the number of Trustees shall in no event be less than two (2); provided further that (1) one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware; (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with the Depositor (a "Regular Trustee"); and
(3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

                 Section 5.2  Delaware Trustee.

                 If required by the Business Trust Act, one Trustee (the "Delaware Trustee") shall be:

                          (a)  a natural person who is a resident of the State
of Delaware; or

                          (b)  if not a natural person, an entity which has its
principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law;

provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

                 Section 5.3  Property Trustee; Eligibility.

                          (a)  There shall at all times be one Trustee which
shall act as Property Trustee which shall:

                                  (i)  not be an Affiliate of the Depositor;
         and

                                  (ii)  be a corporation organized and doing
         business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation pub-lishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                          (b)  If at any time the Property Trustee shall cease
to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.7(c).

                          (c)  If the Property Trustee has or shall acquire any
"conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture
Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                          (d)  The Preferred Securities Guarantee shall be
deemed to be specifically described in this Declaration for purposes of clause
(i) of the first provision contained in Section 310(b) of the Trust Indenture
Act.

                          (e)  The initial Property Trustee shall be:

                          State Street Bank and Trust Company

                 Section 5.4 Certain Qualifications of Regular Trustees and Delaware Trustee Generally.

                 Each Regular Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

                 Section 5.5  Regular Trustees.

                 The initial Regular Trustees shall be:

                                  Joseph T. Kane
                                  Jennifer M. Hager

                          (a)  Except as expressly set forth in this
Declaration and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

                          (b)  Unless otherwise determined by the Regular
Trustees, and except as otherwise required by the Business Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6; and

                          (c)  a Regular Trustee may, by power of attorney
consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Regular Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6.

                 Section 5.6  Delaware Trustee.

                 The initial Delaware Trustee shall be:

                 Delaware Trust Capital Management, Inc.

                 Section 5.7  Appointment, Removal and Resignation of Trustees.

                          (a)  Subject to Section 5.7(b), Trustees may be
appointed or removed without cause at any time except during an event of default:

                                  (i)  until the issuance of any Securities, by
         written instrument executed by the Depositor; and

                                  (ii)  after the issuance of any Securities,
         by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities.

                          (b)  After the occurrence of and during the
continuation an Event of Default, the Trustee that acts as the Property Trustee may be removed at such time by the holders of a Majority in liquidation amount of the outstanding Preferred Securities.

                          (c)  (i)    The Trustee that acts as Property Trustee
shall not be removed in accordance with Section 5.7(a) until a Successor Property Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Depositor; and

                                  (ii)  the Trustee that acts as Delaware
         Trustee shall not be removed in accordance with this Section 5.7(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sec-tions 5.2 and 5.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Depositor.

                          (d)  A Trustee appointed to office shall hold office
until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Depositor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

                                  (i)  No such resignation of the Trustee that
         acts as the Property Trustee shall be effective:

                                        (A)  until a Successor Property Trustee
                 has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Depositor and the resigning Property Trustee; or

                                        (B)  until the assets of the Trust have
                 been completely liquidated and the proceeds thereof distributed to the holders of the Securities; and

                                  (ii)  no such resignation of the Trustee that
         acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Depositor and the resigning Delaware Trustee.

                          (e)  The Holders of the Common Securities shall use
their best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee as the case may be if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this
Section 5.7.

                          (f)  If no Successor Property Trustee or Successor
Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 5.7 within 60 days after delivery of an instrument of resignation or removal, the Property Trustee or Delaware Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such no-tice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

                          (g)  No Property Trustee or Delaware Trustee shall be
liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

                          (h)  In no event will the holders of Preferred
Securities have the right to vote to appoint, remove or replace the Regular Trustees, which voting rights are vested exclusively in the Debenture Issuer.

                 Section 5.8  Vacancies among Trustees.

                 If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.7.

                 Section 5.9  Effect of Vacancies.

                 The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 5.7, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration.

                 Section 5.10  Meetings.

                 If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting.
The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been properly called or convened. Unless provided otherwise in this Declaration, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. In the event there is only one Regular Trustee, any and all action of such Regular Trustee shall be evidenced by a written consent of such Regular Trustee.

                 Section 5.11  Delegation of Power.

                          (a)  Any Regular Trustee may, by power of attorney
consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

                          (b)  The Regular Trustees shall have power to
delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

                 Section 5.12 Merger, Conversion, Consolidation or Succession to Business.

                 Any corporation into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI
                                 DISTRIBUTIONS

                 Section 6.1  Distributions.

                 Holders shall receive Distributions (as defined herein) in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Preferred Securities and the Common Securities in accordance with the preferences set forth in their respective terms. If and to the extent that the Debenture Issuer makes a payment of interest (including Additional Interest (as defined in the Indenture)) or principal on the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "Distribution") of the Payment Amount to Holders.


                                  ARTICLE VII
                             ISSUANCE OF SECURITIES

                 Section 7.1  General Provisions Regarding Securities.

                          (a)  The Regular Trustees shall on behalf of the
Trust issue one class of preferred securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Preferred Securities") and one class of common securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Common Securities.") The Trust shall issue no securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities.

                          (b)  The Certificates shall be signed on behalf of
the Trust by a Regular Trustee. Such signature shall be the manual signature of any present or any future Regular Trustee. In case any Regular Trustee of the Trust who shall have signed any of the Securities shall cease to be such Regular Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Regular Trustee; and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such person was not such a Regular Trustee Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or desig-nation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Securities may be listed, or to conform to usage.

                          (c)  The consideration received by the Trust for the
issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

                          (d)  Upon issuance of the Securities as provided in
this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.

                          (e)  Every Person, by virtue of having become a
Holder or a Preferred Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

                 Section 7.2  Registrar, Paying Agent and Exchange Agent.

                 In the event that the Preferred Securities are not in book-entry only form, the Trust shall maintain in the Borough of Manhattan, The City of New York, (i) an office or agency where Preferred Securities may be presented for registration of transfer ("Registrar"), (ii) an office or agency where Preferred Securities may be presented for payment ("Paying Agent") and
(iii) an office or agency where Securities may be presented for exchange ("Exchange Agent"). The Registrar shall keep a register of the Preferred Securities and of their transfer. The Trust may appoint the Registrar, the Paying Agent and the Exchange Agent and may appoint one or more co-registrars, one or more additional paying agents and one or more additional exchange agents in such other locations as it shall determine. The term "Registrar" includes any additional registrar, the term "Paying Agent" includes any additional paying agent and the term "Exchange Agent" includes any additional exchange agent. The Paying Agent shall initially be the Property Trustee and co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and Debenture Issuer. The Trust may change any Paying Agent, Registrar, or Exchange Agent without prior notice to any Holder. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Regular Trustees. The Trust shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Registrar, Paying Agent or Exchange Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent, Registrar, or Exchange Agent. The Trust shall act as Paying Agent, Registrar, and Exchange Agent for the Common Securities.

                 The Trust initially appoints the Property Trustee as Registrar, Paying Agent, and Exchange Agent for the Preferred Securities.

                 Section 7.3  Paying Agent to Hold Money in Trust.

                 The Trust shall require each Paying Agent other than the Property Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Property Trustee all money held by the Paying Agent for the payment of liquidation amounts or Distributions on the Securities, and will notify the Property Trustee if there are insufficient funds for such purpose. While any such insufficiency continues, the Property Trustee may require a Paying Agent to pay all money held by it to the Property Trustee. The Trust at any time may require a Paying Agent to pay all money held by it to the Property Trustee and to account for any money disbursed by it. Upon payment over to the Property Trustee, the Paying Agent (if other than the Trust or an Affiliate of the Trust) shall have no further liability for the money. If the Trust or the Depositor or an Affiliate of the Trust or the Depositor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. The Trust shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent. The Trust shall initially act as Paying Agent for the Preferred Securities and the Common Securities.


                                  ARTICLE VIII
                              TERMINATION OF TRUST

                 Section 8.1  Termination of Trust.

                          (a)  The Trust shall terminate:

                                  (i)  upon the liquidation of or the
         occurrence of a Bankruptcy Event with respect to the Depositor;

                                  (ii)  upon the entry of a decree of judicial
         dissolution of the Trust by a court of competent jurisdiction;

                                  (iii)  when all of the Securities shall have
         been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities;

                                  (iv)  at the Depositor's direction (wholly
         discretionary and optional) to the Property Trustee to terminate the Trust and distribute the Debentures; or

                                  (v)  before the issuance of any Securities,
         with the consent of all of the Regular Trustees and the Depositor.

                          (b)  As soon as is practicable after the occurrence
of an event referred to in Section 8.1(a), the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

                          (c)  The provisions of Section 3.9 and Article X
shall survive the termination of the Trust.

                          (d)  If an early termination occurs as described in
clause (i), (ii) or (iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing the Debentures, after satisfaction of liabilities to creditors of the Debenture Issuer as provided by applicable law, to the Holders of Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such Holders will be entitled to receive out of the assets of the Debenture Issuer available for distribution to Holders, after satisfaction of liabilities to creditors of the Debenture Issuer as provided by applicable law, an amount equal to, in the case of Holders of Securities, the aggregate liquidation amount of such Securities plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution").


                                   ARTICLE IX
                             TRANSFER OF INTERESTS

                 Section 9.1  Transfer of Securities.

                          (a)  Securities may only be transferred, in whole or
in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

                          (b)  Subject to this Article IX, Preferred Securities
shall be freely transferable.

                          (c)  To the fullest extent permitted by law, other
than a transfer in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 1009 of the Indenture, any attempted transfer of the Common Securities shall be void. The Regular Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

                 Section 9.2  Transfer of Certificates.

                 The Property Trustee will act as registrar and transfer agent for the Capital Securities. The Property Trustees shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Regular Trustees may require) in respect of any tax or other government charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Certificate, the Regular Trustees shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Regular Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled by the Regular Trustees. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration. The Trustees will not be required to register or cause to be registered the transfer of its Preferred Securities after such Preferred Securities have been called for redemption.

                 Section 9.3  Deemed Security Holders.

                 The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions, redemption payments and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

                 Section 9.4  Book Entry Interests.

                 Unless otherwise specified in the terms of the Preferred Securities, the Preferred Securities Certificates, on original issuance, will be issued in the form of one or more, fully registered, global Preferred Security Certificates (each a

"Global Certificate"), to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Trust. Such Global Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no Preferred Security Beneficial Owner will receive a definitive Preferred Security Certificate representing such Preferred Security Beneficial Owner's interests in such Global Certificates, except as provided in
Section 9.7. Unless and until definitive, fully registered Preferred Security Certificates (the "Definitive Preferred Security Certificates") have been issued to the Preferred Security Beneficial Owners pursuant to Section 9.7:

                          (a)  the provisions of this Section 9.4 shall be in
full force and effect;

                          (b)  the Trust and the Trustees shall be entitled to
deal with the Clearing Agency for all purposes of this Declaration (including the payment of Distributions on the Global Certificates and receiving approvals, votes or consents hereunder) as the Holder of the Preferred Securities and the sole holder of the Global Certificates and shall have no obligation to the Preferred Security Beneficial Owners;

                          (c)  to the extent that the provisions of this
Section 9.4 conflict with any other provisions of this Declaration, the provisions of this Section 9.4 shall control; and

                          (d)  the rights of the Preferred Security Beneficial
Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants and receive and transmit payments of Distributions on the Global Certificates to such Clearing Agency Participants. DTC will make book entry transfers among the Clearing Agency Participants.

                 Section 9.5  Notices to Clearing Agency.

                 Whenever a notice or other communication to the Preferred Security Holders is required under this Declaration, unless and until Definitive Preferred Security Certificates shall have been issued to the Preferred Security Beneficial Owners pursuant to Section 9.7, the Regular Trustees shall give all such notices and communications specified herein to be given to the Preferred Security Holders to the Clearing Agency, and shall have no notice obligations to the Preferred Security Beneficial Owners.

                 Section 9.6  Appointment of Successor Clearing Agency.

                 If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Preferred

Securities, the Regular Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Preferred Securities.

                 Section 9.7  Definitive Preferred Security Certificates.

                 If:

                          (a)  a Clearing Agency elects to discontinue its
services as securities depositary with respect to the Preferred Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 9.6; or

                          (b)  the Regular Trustees elect after consultation
with the Depositor to terminate the book entry system through the Clearing Agency with respect to the Preferred Securities;

then:

                          (c)  Definitive Preferred Security Certificates shall
be prepared by the Regular Trustees on behalf of the Trust with respect to such Preferred Securities; and

                          (d)  upon surrender of the Global Certificates by the
Clearing Agency, accompanied by registration instructions, the Regular Trustees shall cause Definitive Preferred Security Certificates to be delivered to Preferred Security Beneficial Owners in accordance with the instructions of the Clearing Agency. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, said instructions of the Clearing Agency. The Definitive Preferred Security Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Preferred Securities may be listed, or to conform to usage.

                 Section 9.8  Mutilated, Destroyed, Lost or Stolen
Certificates.

                 If:

                          (a)  any mutilated Certificates should be surrendered
to the Regular Trustees, or if the Regular Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

                          (b)  there shall be delivered to the Regular Trustees
such security or indemnity as may be required by them to keep each of them harmless;

then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, any Regular Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 9.8, the Regular Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                 Section 9.9  Cancellation.

                 The Trust at any time may deliver Preferred Securities to the Property Trustee for cancellation. The Registrar, Paying Agent and Exchange Agent shall forward to the Property Trustee any Preferred Securities surrendered to them for registration of transfer, redemption, exchange or payment. The Property Trustee shall promptly cancel all Preferred Securities, surrendered for registration of transfer, redemption, exchange, payment, replacement or cancellation and shall dispose of cancelled Preferred Securities as the Trust directs, provided that the Property Trustee shall not be obligated to destroy Preferred Securities. The Trust may not issue new Preferred Securities to replace Preferred Securities that it has paid or that have been delivered to the Property Trustee for cancellation or that any holder has exchanged.

                 Section 9.10  CUSIP Numbers.

                 The Trust in issuing the Preferred Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders of Preferred Securities; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Preferred Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Preferred Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Sponsor will promptly notify the Property Trustee of any change in the CUSIP numbers.

                                   ARTICLE X
                           LIMITATION OF LIABILITY OF
                   HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

                 Section 10.1  Liability.

                          (a)  Except as expressly set forth in this
Declaration, the Securities Guarantees and the terms of the Securities, the Depositor shall not be:

                                  (i)  personally liable for the return of any
         portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; and

                                  (ii)  be required to pay to the Trust or to
         any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

                          (b)  The Holder of the Common Securities shall be
liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

                          (c)  Pursuant to Section  3803(a) of the Business
Trust Act, the Holders of the Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                 Section 10.2  Exculpation.

                          (a)  No Indemnified Person shall be liable,
responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

                          (b)  An Indemnified Person shall be fully protected
in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opin-ions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

                 Section 10.3  Fiduciary Duty.

                          (a)  To the extent that, at law or in equity, an
Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

                          (b)  Unless otherwise expressly provided herein:

                                  (i)  whenever a conflict of interest exists
         or arises between any Covered Persons; or

                                  (ii)  whenever this Declaration or any other
         agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

                          (c)  Whenever in this Declaration an Indemnified
Person is permitted or required to make a decision:

                                  (i)  in its "discretion" or under a grant of
         similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any considera-tion to any interest of or factors affecting the Trust or any other Person; or

                                  (ii)  in its "good faith" or under another
         express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

                 Section 10.4  Indemnification.

                          (a)  (i)    The Debenture Issuer shall indemnify, to
the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                                  (ii)  The Debenture Issuer shall indemnify, to
         the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

                                  (iii)  To the extent that a Company
         Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this
         Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                                  (iv)  Any indemnification under paragraphs
         (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and
         (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

                                  (v)  Expenses (including attorneys' fees and
         expenses) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Preferred Security Holders.

                                  (vi)  The indemnification and advancement of
         expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuer or Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Company Indemnified Person who serves in such capacity at any time while this
         Section 10.4(a) is in effect.  Any repeal or modification of this
         Section 10.4(a) shall not affect any rights or obligations then existing.

                                  (vii)  The Debenture Issuer or the Trust may
         purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).

                                  (viii)  For purposes of this Section 10.4(a),
         references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

                                  (ix)  The indemnification and advancement of
         expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

                          (b)  The Debenture Issuer agrees to indemnify the (i)
Property Trustee, (ii) the Delaware Trustee (in its individual capacity), (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the satisfaction and discharge of this Declaration.

                 Section 10.5  Outside Businesses.

                 Any Covered Person, the Depositor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Depositor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Depositor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.


                                   ARTICLE XI
                                   ACCOUNTING

                 Section 11.1  Fiscal Year.

                 The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

                 Section 11.2  Certain Accounting Matters.

                          (a)  At all times during the existence of the Trust,
the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Regular Trustees.

                          (b)  The Regular Trustees shall cause to be prepared
and delivered to each of the Holders of Securities, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss;

                          (c)  The Regular Trustees shall cause to be duly
prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

                          (d)  The Regular Trustees shall cause to be duly
prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

                 Section 11.3  Banking.

                 The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.

                 Section 11.4  Withholding.

                 The Trust and the Regular Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Regular Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.


                                  ARTICLE XII
                            AMENDMENTS AND MEETINGS

                 Section 12.1  Amendments.

                          (a)  Except as otherwise provided in this Declaration
or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by:

                                  (i)  the Regular Trustees (or, if there are
         more than two Regular Trustees a majority of the Regular Trustees);

                                  (ii)  if the amendment affects the rights,
         powers, duties, obligations or immunities of the Property Trustee, the Property Trustee; and

                                  (iii)  if the amendment affects the rights,
         powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee;

                          (b)  No amendment shall be made, and any such
purported amendment shall be void and ineffective:

                                  (i)  unless, in the case of any proposed
         amendment, the Property Trustee shall have first received an Officers' Certificate from each of the Trust and the Depositor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

                                  (ii)  unless, in the case of any proposed
         amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received:

                                        (A)  an Officers' Certificate from each
                 of the Trust and the Depositor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                                        (B)  an opinion of counsel (who may be
                 counsel to the Depositor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                                  (iii)  to the extent the result of such
         amendment would be to:

                                        (A)  cause the trust to fail to
                 continue to be classified for purposes of United States federal income taxation as a grantor trust;

                                        (B)  reduce or otherwise adversely
                 affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

                                        (C)  cause the Trust to be deemed to be
                 an Investment Company required to be registered under the Investment Company Act;

                          (c)  At such time after the Trust has issued any
Securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any Holder of Securities may be effected only with such additional requirements as may be set forth in the terms of such Securities;

                          (d)  Section 9.1(c) and this Section 12.1 shall not
be amended without the consent of all of the Holders of the Securities;

                          (e)  Article IV shall not be amended without the
consent of the Holders of a Majority in liquidation amount of the Common Securities;

                          (f)  The rights of the holders of the Common
Securities under Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities; and

                          (g)  Notwithstanding Section 12.1(c), this
Declaration may be amended by the Depositor and the Trustees without the consent of the Holders of the Securities to:

                                  (i)  cure any ambiguity;

                                  (ii)  correct or supplement any provision in
         this Declaration that may be defective or inconsistent with any other provision of this Declaration or to make any other provisions with respect to matters or questions arising under this Declaration, which shall not be inconsistent with the other provisions of this Declaration; or

                                  (iii)  modify, eliminate and add to any
         provision of this Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United Stated federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clauses (i) and
         (ii) above, such action shall not adversely affect in any material respect the interests of any Holders of the Securities. Any amendment to the Declaration shall become effective when written notice thereof is given to the holders of the Securities.

                 Section 12.2 Meetings of the Holders of Securities; Action by Written Consent.

                          (a)  Meetings of the Holders of any class of
Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 25% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Regular Trustees one or more calls in a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Security Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

                          (b)  Except to the extent otherwise provided in the
terms of the Securities, the following provisions shall apply to meetings of Holders of Securities:

                                  (i)  notice of any such meeting shall be
         given to all the Holders of Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

                                  (ii)  each Holder of a Security may authorize
         any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

                                  (iii)  each meeting of the Holders of the
         Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and

                                  (iv)  unless the Business Trust Act, this
         Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Preferred Securities are then listed or trading, otherwise provides, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                                  ARTICLE XIII
                      REPRESENTATIONS OF PROPERTY TRUSTEE
                              AND DELAWARE TRUSTEE

                 Section 13.1  Representations and Warranties of Property
Trustee.

                 The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Depositor at the date of this Declaration, and each Successor Property Trustee represents and warrants to the Trust and the Depositor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

                          (a)  the Property Trustee is a Massachusetts trust
company with trust powers and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

                          (b)  the execution, delivery and performance by the
Property Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration has been duly executed and delivered by the Property Trustee, and it constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

                          (c)  the execution, delivery and performance of this
Declaration by the Property Trustee does not conflict with or constitute a breach of the charter or by-laws of the Property Trustee; and

                          (d)  no consent, approval or authorization of, or
registration with or notice to, any Massachusetts or federal banking authority is required for the execution, delivery or performance by the Property Trustee, of this Declaration.

                 Section 13.2  Representations and Warranties of Delaware
Trustee.

                 The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Depositor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Depositor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

                          (a)  The Delaware Trustee is duly organized, validly
existing and in good standing under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

                          (b)  The Delaware Trustee has been authorized to
perform its obligations under the Certificate of Trust and this Declaration. This Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                          (c)  No consent, approval or authorization of, or
registration with or notice to, any banking authority of the State of Delaware or any federal banking authority governing the banking or trust powers of the Delaware Trustee is required for the execution, delivery or performance by the Delaware Trustee, of this Declaration.

                          (d)  The Delaware Trustee is a natural person who is
a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware.


                                  ARTICLE XIV
                                 MISCELLANEOUS

                 Section 14.1  Notices.

                 All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                          (a)  if given to the Trust, in care of the Regular
Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

                          Allstate Financing I
                          c/o The Allstate Corporation
                          2775 Sanders Road
                          Northbrook, Illinois  60062
                          Attention:  Secretary
                          Telecopy:

                          (b)  if given to the Delaware Trustee, at the mailing
address set forth below (or such other address as Delaware Trustee may give notice of to the Holders of the Securities):

                          Delaware Trust Capital
                            Management, Inc.
                          900 Market Street, 2nd Floor
                          Wilmington, Delaware  19801
                          Attention:  Corporate Trust Administration/
                                      Richard N. Smith
                          Telecopy:

                          (c)  if given to the Property Trustee, at the
Property Trustee's mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Securities):

                          State Street Bank and
                            Trust Company
                          Two International Place
                          Boston, Massachusetts  02110
                          Attention:  Corporate Trust Department
                          Telecopy:

                          (d)  if given to the Holder of the Common Securities,
at the mailing address of the Depositor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

                          The Allstate Corporation
                          2775 Sanders Road
                          Northbrook, Illinois  60062
                          Attention:  Secretary
                          Telecopy:

                          (e)  if given to any other Holder, at the address set
forth on the books and records of the Trust.

                 All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                 Section 14.2  Governing Law.

                 This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

                 Section 14.3  Intention of the Parties.

                 It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

                 Section 14.4  Headings.

                 Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

                 Section 14.5  Successors and Assigns.

                 Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Depositor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

                 Section 14.6  Partial Enforceability.

                 If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                 Section 14.7  Counterparts.

                 This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                 IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.




                                       /s/ Joseph T. Kane
                                       ----------------------------------
                                       Joseph T. Kane, as Regular Trustee



                                       /s/ Jennifer M. Hager
                                       ----------------------------------
                                       Jennifer M. Hager, as Regular Trustee


                                       DELAWARE TRUST CAPITAL
                                         MANAGEMENT, INC.,
                                       as Delaware Trustee



                                       By:/s/ Richard N. Smith
                                          ------------------------------
                                            Name:        Richard N. Smith
                                            Title:       Vice President


                                       STATE STREET BANK AND
                                        TRUST COMPANY,
                                       as Property Trustee



                                       By:/s/ Henry W. Seemore
                                          ------------------------------
                                            Name:     Henry W. Seemore
                                            Title:    Assistant Vice President


                                       THE ALLSTATE CORPORATION,
                                            as Depositor



                                       By:/s/ James P. Zils
                                          ------------------------------
                                          Name:        James P. Zils
                                          Title:       Vice President and
                                                       Treasurer

                                    ANNEX I


                                    TERMS OF
        7.95% CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES, SERIES A
                            7.95% COMMON SECURITIES


                 Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of November 25, 1996 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities and the Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Prospectus referred to below):

                 1.  Designation and Number.

Preferred Securities. 20,000,000 Preferred Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Five Hundred Million Dollars ($500,000,000), plus up to an additional 3,000,000 Preferred Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Seventy Five Million Dollars ($75,000,000) solely to cover over-allotments, as provided for in the Underwriting Agreement (the "Additional Preferred Securities")and a liquidation amount with respect to the assets of the Trust of $25 per preferred security, are hereby designated for the purposes of identification only as "7.95% Cumulative Quarterly Income Preferred Securities, Series A ("QUIPS(SM)") (the "Preferred Securities"). The Preferred Security Certificates evidencing the Preferred Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Preferred Securities are listed.

                          (a)  Common Securities.  618,557 Common Securities of
the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Fifteen Million Four Hundred Sixty Three Thousand Nine Hundred Twenty Five Dollars ($15,463,925) plus up to an additional 92,784 Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Two Million Three Hundred Nineteen Thousand Six Hundred Dollars ($2,319,600) to meet the capital requirements of the Trust in the event of an issuance of Additional Preferred Securities, and a liquidation amount with respect to the assets of the Trust of $25 per common security, are hereby designated for the purposes of identification only as "7.95% Common Securities" (the "Common Securi-ties"). The Common Security Certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

                 2.  Distributions.

                          (a)  Distributions payable on each Security will be
fixed at a rate per annum of 7.95% (the "Coupon Rate") of the stated liquidation amount of $25 per Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 90-day quarter.

                          (b)  Distributions on the Securities will be
cumulative, will accrue from November 25, 1996, and will be payable quarterly in arrears, on March 31, June 30, September 30, and December 31 of each year, commencing on December 31, 1996, except as otherwise described below. So long as not Event of Default under the Indenture has occurred and is continuing, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters or extending beyond the maturity date of the Debentures (each an "Extension Period"), during which Extension Period no interest shall be due and payable on the Debentures; provided that no Extension Period shall last beyond the date of maturity of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. The term "Distribution" as used herein shall include any such additional Distributions. During any such Extension Period, the Debenture Issuer shall not, and shall not permit any subsidiary of the Debenture Issuer to, (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to any of the Debenture Issuer's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Debenture Issuer (including other debentures) that rank pari passu with or junior in interest to the Debentures (other than (i) dividends or distributions in common stock of the Debenture Issuer, (ii) redemptions or repurchases of any rights, or the declaration of a dividend of any rights, or the issuance of any security under any future rights plan of the Debenture Issuer, (iii) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Debenture Issuer of its obligations under any benefit plans for its or its subsidiaries' directors, officers, employees or independent contractors, (iv) as a result of a reclassification of the Debenture Issuer's capital stock or the exchange or conversion of one class or series of the Debenture Issuer's capital stock for another class or series of the Debenture Issuer's capital stock or (v) the purchase of fractional interests in shares of the Debenture Issuer's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Debenture Issuer or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

                          (c)  Distributions on the Securities will be payable
to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates. While the Preferred Securities remain in book-entry only form, the relevant record dates shall be one Business Day prior to the relevant payment dates which payment dates correspond to the interest payment dates on the Debentures. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Preferred Securities will be made as described under the heading Book-Entry Only Issuance in the Prospectus Supplement dated November 20, 1996, to the Prospectus dated October 1, 1996 (together, the "Prospectus"), of the Trust included in the Registration Statement on Form S-3 of the Depositor, the Trust and certain other business trusts. The relevant record dates for the Common Securities shall be the same record date as for the Preferred Securities. If the Preferred Securities shall not continue to remain in book-entry only form, the relevant record dates for the Preferred Securities, shall conform to the rules of any securities exchange on which the securities are listed and, if none, shall be selected by the Regular Trustees, which dates shall be at least 15 Distribution Days but less than 60 Business Days before the relevant payment dates. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest, additional Distributions or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                          (d)  In the event that there is any money or other
property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

                 3.  Liquidation Distribution Upon Dissolution.

                 In the event of any voluntary or involuntary dissolution, winding-up or termination of the Trust, the Holders of the Securities on the date of the dissolution, winding-up or termination, as the case may be, will be entitled to receive out of the assets of the Trust available for distribution to Holders of Securities after satisfaction of liabilities of creditors an amount equal to the aggregate of the stated liquidation amount of $25 per Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to the Coupon Rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, such Securities, shall be distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities. The Liquidation Distribution shall be consistent with the provisions of paragraph 4(g) below.

                 If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis.

                 4.  Redemption and Distribution.

                          (a)  Upon the repayment of the Debentures in whole or
in part, whether at maturity or upon redemption (either at the option of the Debenture Issuer or pursuant to a Special Event), the proceeds from such repayment or payment shall be simultaneously applied to redeem Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so repaid or redeemed at a redemption price of $25 per Security plus an amount equal to accrued and unpaid Distributions thereon at the date of the redemption, payable in cash (the "Redemption Price"). Holders will be given not less than 30 nor more than 60 days notice of such redemption. The Debentures will mature on December 31, 2026, which date may be (i) shortened at any time at the election of the Debenture Issuer to a date not earlier than November 25, 2001 and (ii) extended at any time at the election of the Debenture Issuer for one or more periods, but in no event to a date later than December 31, 2045, if certain conditions (as set forth in Section 314 of the Indenture) are met.

                          (b)  If fewer than all the outstanding Securities are
to be so redeemed, the Common Securities and the Preferred Securities will be redeemed Pro Rata by lot or by any other method determined by the Debenture Trustee to be equitable, and if the Debenture Trustee redeems such Securities on a Pro Rata basis, the Securities to be redeemed will be as described in
Section 4(f)(ii) below.

                          (c)  The Debenture Issuer will have the right to
redeem the Debentures (i) on or after November 25, 2001, in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) upon the occurrence and during the continuation of a Special Event, at any time within 90 days following the occurrence of such Special Event, in whole (but not in part) at a redemption price equal to the accrued and unpaid interest on the Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

                          (d)  At any time, the Depositor shall have the right
to dissolve the Trust and, after satisfaction of creditors, cause Debentures held by the Property Trustee, having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, and having the same record date for payment as the Securities, to be distributed to the Holders of the Securities in liquidation of such Holders' interests in the Trust on a Pro Rata basis. If the Depositor elects to liquidate the Trust and thereby causes the Debentures to be distributed to Holders of the Securities in liquidation of the Trust, the Debenture Issuer shall continue to have the right to shorten or extend the maturity of such Debentures, provided that it can extend the maturity only if certain conditions (as set forth in Section 314 of the Indenture) are met.

                 On and from the date fixed by the Regular Trustees for any distribution of Debentures and dissolution of the Trust: (i) the Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee (or any successor Clearing Agency or its nominee), as the record Holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and any certificates representing Securities, except for certificates representing Preferred Securities held by DTC or its nominee (or any successor Clearing Agency or its nominee), will be deemed to represent beneficial interests in the Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on such Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue.

                          (e)  If the Debentures are distributed to holders of
the Securities, pursuant to the terms of the Indenture, the Debenture Issuer will use its best efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities were listed immediately prior to the distribution of the Debentures.

                          (f)  "Redemption or Distribution Procedures."

                                    (i)  Notice of any redemption of, or notice
         of distribution of Debentures in exchange for the Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 4(f)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any

         Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

                                   (ii)  In the event that fewer than all the
         outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder of Preferred Securities (or by lot or any other method determined by the Property Trustee to be equitable), it being understood that, in respect of Preferred Securities registered in the name of and held of record by the DTC or its nominee (or any successor Clearing Agency or its nominee) or any nominee, the distribution of the proceeds of such redemption will be made to each Clearing Agency Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee. The particular Securities to be redeemed shall be selected on a Pro Rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate.

                                  (iii)  If Securities are to be redeemed and
         the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Debentures are redeemed as set out in this
         Section 4 (which notice will be irrevocable), then (A) while the Preferred Securities are in book-entry only form, with respect to the Preferred Securities, by 12:00 noon, New York City time, on the redemption date, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will deposit irrevocably with DTC or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Preferred Securities and will give DTC irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities, and (B) with respect to Preferred Securities issued in definitive form and Common Securities, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will irrevocably deposit with the paying agent for the Securities Funds sufficient to pay the relevant Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the Holders of record of such Securities on the relevant record date by check mailed to the address of such Holders appearing on the books and records of the Trust on such record date. If a Redemption/Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, distributions will cease to accrue on the Securities so called for redemption and all rights (except the rights described in the immediately preceding sentence) of Holders of such Securities so called for redemption will cease, except the right of the Holders of record on the relevant record date of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities shall cease to be Outstanding. Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemption. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Depositor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities will continue to accrue from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

                                   (iv)  Redemption/Distribution Notices shall
         be sent by the Regular Trustees on behalf of the Trust to (A) in respect of the Preferred Securities, DTC or its nominee (or any successor Clearing Agency or its nominee) if the Global Certificates have been issued or, if Definitive Preferred Security Certificates have been issued, to the Holder thereof, and (B) in respect of the Common Securities to the Holder thereof. Such notice shall state: (I) the Redemption Date; (II) the Redemption Price; (III) the CUSIP number; (IV) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and (V) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that distributions thereon will cease to accrue on and after said date.

                                    (v)  Subject to the foregoing and
         applicable law (including, without limitation, United States federal securities laws), provided the acquiror is not the Holder of the Common Securities or the obligor under the Indenture, the Depositor or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.


                          (g)  Payment of any Redemption Price on the Preferred
Securities and any Distribution of Debentures to holders of Preferred Securities shall be made only to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the redemption date or liquidation date, as applicable.

                          (h)  If the Securities are to be redeemed or
exchanged as part of a Liquidation Distribution, the Trust shall not be required to issue, register the transfer of or exchange any Securities following the record date for any such Liquidation Distribution or redemption of any such Securities provided that such transfer restrictions shall not be applicable following the date for the payment of such Redemption Price or Liquidation Distribution if the Trust fails to make such payment or distribution on such date.

                 5.  Voting Rights - Preferred Securities.

                          (a)  Except as provided under Sections 5(b) and 7 and
as otherwise required by law and the Declaration, the Holders of the Preferred Securities will have no voting rights.

                          (b)  Subject to the requirements set forth in this
paragraph, the Holders of a Majority in aggregate liquidation amount of the Preferred Securities, voting separately as a class may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture, conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 513 of the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Preferred Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the holders of the Common Securities Holder will be subrogated to the rights of such holder of Preferred Securities to the extent of any payment made by the Issuer to such holder of Preferred Securities in such Direct Action. Except as provided in the preceding sentences, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

                 Any required approval or direction of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

                 No vote or consent of the Holders of the Preferred Securities will be required for the Trust to redeem and cancel

Preferred Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

                 Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Depositor or any Affiliate of the Depositor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

                 6.  Voting Rights - Common Securities.

                          (a)  Except as provided under Sections 6(b), (c),
7(a) and 8 as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

                          (b)  The Holders of the Common Securities are
entitled, in accordance with Article V of the Declaration, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

                          (c)  Subject to Section 2.6 of the Declaration and
only after the Event of Default with respect to the Preferred Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 513 of the Indenture, or
(iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable. Pursuant to this Section 6(c), the Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Common Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Property Trustee fails to enforce its rights under the Declaration, any Holder of Common Securities may institute a legal proceeding directly against any Person to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other Person.

                 Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

                 No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

                 7.  Amendments to Declaration and Indenture.

                          (a)  In addition to any requirements under Section
12.1 of the Declaration, and except for the amendments permitted by Section 12.1(g) of the Declaration, the Declaration may be amended by the Trustees and the Company with, and shall not become effective without, (i) the consent of Holders representing not less than a majority (based upon Liquidation Values) of the outstanding Securities, and (ii) receipt by the Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Securities, such Declaration may not be amended to (i) change the amount or timing of any Distribution on the Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Securities as of a specified date or (ii) restrict the right of a holder of Securities to institute suit for the enforcement of any such payment on or after such date. If any amendment or proposal referred to in the preceding sentence would adversely affect only the Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the requisite vote of such class of Securities.

                          (b)  In the event the consent of the Property Trustee
as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination on the Indenture or the Debentures, the Property Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, that the Property Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this Section 7(b) unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.

                 8.  Pro Rata.

                 A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Preferred Securities pro rata according to the aggregate liquidation amount of Preferred Securities held by the relevant Holder relative to the aggregate liquidation amount of all Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

                 9.  Ranking.

                 The Preferred Securities rank pari passu and payment thereon shall be made Pro Rata with the Common Securities except that, where a Declaration Event of Default occurs and is continuing the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Preferred Securities or otherwise with respect to, the Common Securities shall be made until the Holders of the Preferred Securities shall be paid in full the Distributions, Redemption Price, Liquidation Distribution and other payments to which they are entitled at such time.

                 10.  Listing.

                 The Regular Trustees shall use their best efforts to cause the Preferred Securities to be listed for quotation on the New York Stock Exchange, Inc.

                 11.  Acceptance of Securities Guarantee and Indenture.

                 Each Holder of Preferred Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee and the Common Securities Guarantee, respectively, including the subordination provisions therein and to the provisions of the Indenture.

                 12.  No Preemptive Rights.

                 The Holders of the Securities shall have no preemptive rights to subscribe for any additional securities.

                 13.  Miscellaneous.

                 These terms constitute a part of the Declaration.

                 The Depositor will provide a copy of the Declaration, the Preferred Securities Guarantee or the Common Securities Guarantee (as may be appropriate), and the Indenture to a Holder without charge on written request to the Trust at its principal place of business.

                                  EXHIBIT A-1

                     FORM OF PREFERRED SECURITY CERTIFICATE



                 This Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company ("DTC") or a nominee of DTC. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC) may be registered except in limited circumstances.

                 Unless this Preferred Security is presented by an authorized representative of DTC (55 Water Street, New York, New York) to the Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number                              Number of Preferred Securities

  P -                                                CUSIP NO. _______________


                 Certificate Evidencing Preferred Securities

                                       of

                              Allstate Financing I


        ___ % Cumulative Quarterly Income Preferred Securities, Series A ("QUIPS"(SM)) (liquidation amount $25 per Preferred Security)

                 Allstate Financing I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ______________ (the "Holder") is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the ____% Cumulative Quarterly Income Preferred Securities, Series A (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transfer-





                                      A1-1
able on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of November __, 1996, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The Depositor will provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

                 Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                 By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

                 IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of November, 1996.



                                       ALLSTATE FINANCING I



                                       By:
                                          ---------------------------------
                                          Name:
                                          Title: Regular Trustee






                                      A1-2

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to: ____________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
   (Insert assignee's name and social security or tax identification number)


_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
               (Insert address and zip code of assignee)

and irrevocably appoints

_____________________________________________________________________________

___________________________________________________________ agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)
Signature Guarantee*:
___________________________________





__________________________________

* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                      A1-3

                                  EXHIBIT A-2

                      THIS CERTIFICATE IS NOT TRANSFERABLE

                      FORM OF COMMON SECURITY CERTIFICATE


Certificate Number                                  Number of Common Securities


                    Certificate Evidencing Common Securities

                                       of

                              Allstate Financing I


                            _____% Common Securities
                  (liquidation amount $25 per Common Security)


                 Allstate Financing I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that The Allstate Corporation (the "Holder") is the registered owner of ___ common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the _____% Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). The Common Securities are not transferable except in accordance with Section 4.1 of the Declaration (as defined below), and any attempted transfer in violation thereof shall be void. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of November __, 1996, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Common Securities Guarantee to the extent provided therein. The Depositor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

                 Upon receipt of this certificate, the Depositor is bound by the Declaration and is entitled to the benefits thereunder.





                                      A2-1

                 By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

                 IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of November, 1996.




                                       ALLSTATE FINANCING I



                                       By:
                                          -------------------------------
                                          Name:
                                          Title: Regular Trustee






                                                                    A2-2

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to: ____________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
   (Insert assignee's name and social security or tax identification number)


_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
                   (Insert address and zip code of assignee)

and irrevocably appoints ________________________________________
________________________________________________________________________________
_______________________________ agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Common Security Certificate)

Signature Guarantee*:
___________________________________





__________________________________

*                                                 Signature must be
                                                  guaranteed by an "eligible
                                                  guarantor institution" that
                                                  is a bank, stockbroker,
                                                  savings and loan association
                                                  or credit union meeting the
                                                  requirements of the
                                                  Registrar, which requirements
                                                  include membership or
                                                  participation in the
                                                  Securities Transfer Agents
                                                  Medallion Program ("STAMP")
                                                  or such other "signature
                                                  guarantee program" as may be
                                                  determined by the Registrar
                                                  in addition to, or in
                                                  substitution for, STAMP, all
                                                  in accordance with the
                                                  Securities and Exchange Act
                                                  of 1934, as amended.

                                      A2-3

                                   EXHIBIT B

                             SPECIMEN OF DEBENTURE

                           (FORM OF FACE OF SECURITY)

                 [IF THE SECURITY IS TO BE A GLOBAL SECURITY, INSERT - This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                 Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

Certificate No.                                                      $________
                                                                     CUSIP No.


                            THE ALLSTATE CORPORATION

            ___% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES,
                                    Series A

                 THE ALLSTATE CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of __________($__________) on __________ ___, 2026; provided that the Company may (i) shorten the maturity date at any time at the election of the Company, which shortened maturity date shall in no event be earlier than __________ ___, 2001 and (ii) extend the maturity date at any time at the election of the Company subject to certain conditions specified in Section 314 of the Indenture, which extended maturity date shall in no event be later than __________ ___, 2045. The Company further promises to pay interest on said principal sum from __________ ___, 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing __________ ___, 1996, at the rate of ___% per annum, until the principal hereof shall have become due and payable, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of ___% per annum, compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of actual days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (i) a day on which banking institutions in the City of New York or Chicago, Illinois are authorized or required by law or executive order to close or (ii) a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Declaration hereinafter referred to for Allstate Financing I, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE SECURITIES ARE NO LONGER REPRESENTED BY A GLOBAL SECURITY -- which shall be the close of business on the ____ business day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of this series of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 The principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in the United States in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by the Property Trustee.

                 The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be executed.




                                       THE ALLSTATE CORPORATION



                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


Attest:



By:
   --------------------------------
   Name:
   Title:



                         CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

STATE STREET BANK AND TRUST COMPANY,
as Trustee



By
  -------------------------------
      Authorized Signatory

                         (FORM OF REVERSE OF SECURITY)

                 This Security is one of a duly authorized issue of securities of the Company, designated as its ___% Junior Subordinated Deferrable Interest Debentures, Series A (herein referred to as the "Securities"), issued under and pursuant to an Indenture, dated as of __________ ___, 1996 between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of __________ ___, 1996, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                 All terms used in this Security that are defined in the Indenture or in the Amended and Restated Declaration, dated as of __________ ___, 1996 (the "Declaration"), of Allstate Financing I, among The Allstate Corporation, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

                 So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security from time to time, to defer the payment of interest on such Security for up to 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), during which periods interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company (including other Securities of any series) that rank pari passu with or junior in interest to such Securities (other than (i) dividends or distributions in common stock of the Company, (ii) redemptions or repurchases of any rights, or the declaration of a dividend of any rights, or the issuance of any security under any future rights plan of the Company, (iii) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Company of its obligations under any benefit plans for its or its Subsidiaries' directors, officers, employees or independent contractors, (iv) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may commence a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holders of the Securities of this series and the Trustee notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on the Securities would be payable but for such deferral or, so long as the Securities are held by the Trust prior to the earlier of (i) the next succeeding date on which the Distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National or other applicable self-regulatory organization or to Holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

                 On or after __________ ___, 2001, the Company may at any time, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

                 If a Special Event in respect of Allstate Financing I shall occur and be continuing, the Company may, at its option, redeem this Security at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Section 1107 and the other provisions of Article Eleven of the Indenture. The redemption price for any Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

                 In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (and premium, if any) and interest on the Security at the times, place and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of this Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 [The Securities of this series are issuable only in registered form without coupons in denominations of $______ and any integral multiple thereof.] [This Global Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable only in registered form without coupons in denominations of $______ and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Securities of this series [so issued] are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                 The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

                 THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                   EXHIBIT C

                             UNDERWRITING AGREEMENT

                              ALLSTATE FINANCING I

           CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES ("QUIPS")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                     GUARANTEED ON A SUBORDINATED BASIS BY

                            THE ALLSTATE CORPORATION

                                ---------------

                             UNDERWRITING AGREEMENT

                                ---------------



                                                     November 20, 1996


Goldman, Sachs & Co.
Dean Witter Reynolds Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
As representatives of the several Underwriters
     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York  10004


Ladies and Gentlemen:

     From time to time Allstate Financing I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and The Allstate Corporation, a Delaware corporation (the "Guarantor" and, together with the Trust, the "Offerors"), as Depositor of the Trust and as Guarantor, propose to issue and sell certain of the Trust's preferred securities registered under the Registration Statement referred to in Section 2(a). The Trust and the Guarantor intend to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I of the Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the Securities specified therein) the numbers of Cumulative Quarterly Income Preferred Securities (liquidation amount $25 per preferred security) of the Trust ("Preferred Securities") specified in Schedule II to the Pricing Agreement.

     The Preferred Securities will be guaranteed by the Guarantor with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement identified in such Pricing Agreement (the "Preferred Securities Guarantee Agreement") between the Guarantor and State Street Bank and Trust Company, as trustee (the "Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus with respect to the Company's agreement pursuant to the Supplemental Indenture (as defined herein) to pay all expenses relating to administration of the Trust (the "Undertakings"). The Preferred Securities and the related Preferred Securities Guarantees are referred to herein as the "Securities."

     The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives (as defined herein) deem advisable after the Pricing Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Guarantor of its common securities (the "Common Securities"), as guaranteed by the Guarantor, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements") by the Guarantor, and will be used by the Trust to purchase Junior Subor-dinated Deferrable Interest Debentures (the "Subordinated Debt Securities") issued by the Guarantor. The Preferred Securities and the Common
Securities will be issued pursuant to the amended and restated declaration of trust of the Trust (the "Declaration"), among the Guarantor, as Depositor, Joseph T. Kane and Jennifer M. Hagar, as regular trustees (the "Regular Trustees"), State Street Bank and Trust Company, a Massachusetts trust company, as property trustee (the "Property Trustee"), and Delaware Trust Capital Management, Inc., a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee" and, together with the Regular Trustees and the Property Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to an indenture (the "Base Indenture"), between the Guarantor and State Street Bank and Trust Company, as trustee (the "Debt Trustee"), and a supplement to the Base Indenture (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Guarantor and the Debt Trustee, each as identified in such Pricing Agreement.

     1. (a) Sales; Representatives. Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as the sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Trust or the Guarantor to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities.

     (b) Pricing Agreements. The obligation of the Trust or the Guarantor to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Securities specified therein. Such Pricing Agreement shall specify the number of Preferred Securities, the initial public offering price of such Preferred Securi-ties, the purchase price to the Underwriters of such Preferred Securities, the names of the Underwriters of such Preferred Securities, the names of the Representatives of such Underwriters and the number of such Preferred Securities to be purchased by each Underwriter. In addition, such Pricing Agreement shall set forth the date, time and manner of delivery of such Preferred Securities and payment therefor. Such Pricing Agreement shall also specify (in a manner consistent with the Declaration and the Registration Statement and prospectus with respect thereto), the principal terms of such Preferred Securities, including the terms on which, and the terms of the securities into which, the Preferred Securities will be exchangeable. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

     2. Representations and Warranties. The Offerors jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

     (a) The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act") (the file number of which is set forth in Schedule II to the Pricing Agreement), which has become effective, for the registration under the Act of, inter alia, the Securities. The Offerors propose to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final

Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference;

     (b) As of the date hereof, when the Final Prospectus is first filed or transmitted for filing pursuant to Rule 424 under the Act, when the Registration Statement became effective, when, prior to any Time of Delivery (as hereinafter defined) with respect to any Preferred Securities, any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Time of Delivery, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as applicable, and the Indenture, the Declaration and the Guarantee Agreements will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of such time, as applicable, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Offerors make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustees (the "Form T-1s") or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to such Underwriter or the underwriting arrangements furnished in writing to the Company by any Underwriter specifically for use in the Registration Statement and the Final Prospectus.

     (c) Each document incorporated by reference in the Registration Statement and the Final Prospectus will comply in all material respects, as amended at the time the Registration Statement becomes effective, with the Exchange Act.

     (d) This Agreement has been duly authorized, executed and delivered by each of the Guarantor and the Trust.

     (e) Except as described in or contemplated by the Registration Statement and the Final Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Trust or the Guarantor and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any change in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet incorporated by reference in the Final Prospectus) or any material increase in the consolidated long-term debt of the Guarantor and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus.

     (f) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Act") with the power and authority to own its properties and conduct its business as described in the Registration Statement, and any amendment or supplement thereto; the Trust is not a party to or bound by any agreement or instrument other than those described in the Final Prospectus; and the Trust is not an association taxable as a corporation for United States federal income tax purposes.

     (g) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Guarantor against payment therefor as described in the Registration Statement and the Final Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the First Time of Delivery (as hereinafter defined) all of the issued and outstanding Common Securities of the Trust will be directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (h) The Declaration has been duly authorized by the Guarantor and, at the First Time of Delivery, will have been duly executed and delivered by the Guarantor and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will, at the First Time of Delivery, be a valid and binding obligation of the Guarantor and the Regular Trustees, enforceable against the Guarantor and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (the "Bankruptcy Exceptions"); and at the First Time of Delivery, the Declaration will have been duly qualified under the Trust Indenture Act.

     (i) Each of the Guarantee Agreements has been duly authorized by the Guarantor and, when validly executed and delivered by the Guarantor, and, in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee Agreement by the Guarantee Trustee, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement, at the Time of Delivery, will have been duly qualified under the Trust Indenture Act.

     (j) The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust and will be entitled to the benefits of the Declaration; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

     (k) The Indenture has been duly authorized by the Guarantor and, when validly executed and delivered by the Guarantor, will constitute a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and at the First Time of Delivery, the Indenture will have been duly qualified under the Trust Indenture Act.

     (l) The Subordinated Debt Securities have been duly authorized by the Guarantor and, at the Time of Delivery for the related Preferred Securities, will have been duly executed by the Guarantor and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Final Prospectus, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy

Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

     (m) Each of the Regular Trustees of the Trust is an employee of the Guarantor and has been duly authorized by the Guarantor to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

     (n) The issue and sale of the Preferred Securities pursuant to the Pricing Agreement, and compliance by the Offerors with all of the provisions of the Securities, this Agreement and the Pricing Agreement, the Declaration, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement to which the Trust, the Guarantor or any of the subsidiaries listed in Annex III hereto (each, a "Principal Subsidiary") is a party or by which the Trust, the Guarantor or any of the Principal Subsidiaries is bound or to which any of the property or assets of the Trust, the Guarantor or any of the Principal Subsidiaries is subject, nor will such action result in any violation of the provisions of the Declaration or Certificate of Trust of the Trust or the Certificate of Incorporation or By-laws of the Guarantor or any of the Principal Subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Trust, the Guarantor or any of the Principal Subsidiaries or any of their properties, in each case other than such breaches, conflicts, violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the Trust or the Guarantor and its subsidiaries considered as a whole and would not affect the consummation of the transactions contemplated by this Agreement, the Pricing Agreement, the Declaration, the Indenture, the Guarantee Agreements and the Guarantees, and no authorization, approval, order, consent, registration or qualification of or with any such court or insurance regulatory authority or other governmental agency or body is required for the issue or sale of the Securities, except (i) the registration under the Act of the Securities; and (ii) such authorizations, approvals, orders, consents, registrations or qualifications as may be required under the Trust Indenture Act or state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, in each case other than such authorizations, approvals, orders, consents, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with would not have a material adverse effect on the Trust or the Guarantor and its subsidiaries considered as a whole and would not affect the consummation of the transactions contemplated by this Agreement, the Pricing Agreement, the Declaration, the Indenture, the Guarantee Agreements and the Guarantees.

     3. Terms of Sale. Upon the execution of the Pricing Agreement and authorization by the Representatives of the release of the Preferred Securities, the several Underwriters propose to offer such Preferred Securities for sale upon the terms and conditions set forth in the Final Prospectus as amended or supplemented.

     4. Delivery of Preferred Securities. Preferred Securities to be purchased by each Underwriter pursuant to the Pricing Agreement, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Trust and the Guarantor, shall be delivered by or on behalf of the Trust to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor in the funds specified in the Pricing Agreement, all at the place and time and date specified in the Pricing Agreement or at such other place and time and date as the Representatives and the Trust and the Guarantor may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities. As used herein, "Time of Delivery" shall mean the First Time of Delivery (as defined in the Pricing Agreement) and, if the Pricing Agreement provides for an Underwriters' over-allotment option, all references herein to a "Time of Delivery" shall also mean the time and date for delivery of Securities purchased upon exercise of such over-allot-ment option as specified by the Underwriters pursuant to the Pricing
Agreement.

     5. Offeror Covenants. The Offerors jointly and severally agree with each of the Underwriters as follows:

     (a) (i) To prepare the Final Prospectus as amended and supplemented in relation to the Preferred Securities in a form approved by the Representatives and to timely file such Final Prospectus pursuant to Rule 424(b) under the Act;
(ii) to make no further amendment or any supplement to the Registration Statement or Final Prospectus as amended or supplemented after the date of the Pricing Agreement and prior to the Time of Delivery for such Preferred Securities unless the Representatives for such Preferred Securities shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; (iii) to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Preferred Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of (I) the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed with the Commission,
(II) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus or any amendment or supplement thereto, (III) the suspension of the qualification of such Preferred Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (IV) any request by the Commission for the amending or supplementing of any Registration Statement or the Final Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Final Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Preferred Securities (and the Preferred Securities Guarantee) and the Subordinated Debt Securities for offering and sale under the securities and insurance securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Preferred Securities, provided that in connection therewith none of the Offerors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Underwriters with copies of the Final Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of such Preferred Securities, and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance;

     (d) The Trust will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the later filed of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Guarantor, Rule 158); and

     (e) During the period beginning from the date of the Pricing Agreement for any Preferred Securities and continuing to and including the earlier of (i) the termination of trading restrictions for Preferred Securities, as determined by the Representatives and (ii) 30 days after the First Time of Delivery for such Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust or the Guarantor which are substantially similar to the Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive securities, preferred securities or any such substantially similar securities of either the Trust or the Guarantor (collectively, "Similar Securities"), without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, except for (i) the Subordinated Debt Securities and the Preferred Securities issued pursuant to this Agreement and (ii) following consultation with Goldman, Sachs & Co. on behalf of the Representatives, sales primarily to institutions of (A) preferred securities together, without duplication, with an equivalent aggregate principal amount of securities substantially similar to the Subordinated Debt Securities issued to the issuer of such preferred securities or (B) any other Similar Securities; provided that the aggregate principal amount or liquidation amount, without duplication, of the securities issued pursuant to clause (ii) shall not exceed an amount equal to $750 million less the aggregate liquidation amount of the Preferred Securities Offered hereby.

     6. Fees and Expenses. The Guarantor covenants and agrees with the several Underwriters that the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Guarantor's counsel and accountants in connection with the registration of the Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debt Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration State-ment, Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Pricing Agreement, any Blue Sky Survey and any Legal Investment Memoranda; (iii) all reasonable expenses in connection with the qualification of the Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debt Securities for offering and sale under state securities and insurance securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc.; (v) any fees charged by securities rating services for rating the Preferred Securities and Subordinated Debt Securities; (vi) the cost of preparing the Preferred Securities; (vii) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Subordinated Debt Securities; (viii) the fees and expenses of the Property Trustee, and the Guarantee Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Declaration and the Certificate of Trust; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided in this Section. It is understood, however, that, except as provided in this Section, Section 8 and
Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Preferred Securities by them, and any advertising expenses connected with any offers they may make.

     7. Conditions to Underwriters' Obligations. The obligations of the Underwriters hereunder and under the Pricing Agreement to purchase Securities at a Time of Delivery shall be subject to the condition that all representations and warranties of the Offerors herein are, at and as of the Time of Delivery, true and correct, the condition that the Offerors shall have performed all of their respective obligations hereunder to be performed at or before such Time of Delivery, and the following additional conditions:

     (a) The Final Prospectus as amended or supplemented in relation to the Preferred Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

     (b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Guarantor and the formation of the Trust, the validity of the Preferred Securities, the Subordinated Debt Securities, the Preferred Securities Guarantee, the Registration Statement and the Final Prospectus as amended or supplemented and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Skadden, Arps, Slate, Meagher & Flom (ILLINOIS), special counsel for the Guarantor, shall have furnished to you their written opinion, dated as of such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                 (i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Final Prospectus; and each of Allstate Insurance Company ("AIC") and Allstate Life Insurance Company ("ALIC") is validly existing as an insurance corporation under the laws of the State of Illinois, with corporate power and authority to own its prop-


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            erties and conduct its business as described in the Final
            Prospectus;


                 (ii) The issue and sale of the Preferred Securities and the performance by the Offerors of their respective obligations under this Agreement, the Pricing Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument relating to the Trust or the Guarantor or any of its subsidiaries, as such agreements or instruments have been amended, all as set forth on a schedule of such agreements identified to such counsel by officers of the Guarantor; nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Guarantor or the Declaration or the Certificate of Trust of the Trust or any applicable United States law or statute or any order, rule or regulation of any United States court or governmental agency or body having jurisdiction over the Guarantor, its subsidiaries or any of their respective properties, provided, that the foregoing opinion is limited to those statutes, laws, rules and regulations of the United States of America, the State of Delaware and the State of Illinois, in each case, which, in such counsel's opinion, are normally applicable to transactions of the type contemplated by this Agreement, and provided further, that no opinion need be given with respect to (i) the Act, the Exchange Act, the Trust Indenture Act, the rules and regulations issued pursuant to each such act, any order, rule or regulation made or established by any insurance official or regulatory authority or the National Association of Securities Dealers, Inc., or state securities or Blue Sky laws in connection with the purchase and distribution

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            of the Preferred Securities by the Underwriters or (ii)
            conflicts, breaches or violations which individually and in the aggregate both are not material to the Trust or the Guarantor and its subsidiaries taken as a whole and would not have a material adverse effect on the sale or ownership of the Preferred Securities or the Subordinated Debt Securities.

                 (iii) No consent, approval, authorization, order, registration or qualification of or with any United States court or governmental agency or body is required for the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Debt Securities or the Guarantees or the consummation by the Company of the transactions contemplated by this Agreement, except that we express no opinion with respect to such consents, approvals, authorizations, orders, registrations or qualifications (i) as may be required under the Act, the Exchange Act, the Trust Indenture Act, the rules and regulations issued pursuant to each such act, any order, rule or regulation made or established by any insurance official or regulatory authority or the National Association of Securities Dealers, Inc., or (ii) as may be required under state securities or Blue Sky laws, (iii) the absence of which individually or in the aggregate both are not material to the Guarantor and its subsidiaries taken as a whole and would not have a material adverse effect on the sale or ownership of the Preferred Securities or the Subordinated Debt Securities or (iv) as may be required under foreign laws in connection with the purchase and distribution of the Preferred Securities by any international managers; provided, that the foregoing opinion is limited to those consents, approvals, authorizations, orders, registrations and qualifications under laws which, in our experience, are normally applicable to transactions of the type contemplated by this Agreement;

                 (iv) This Agreement and the Pricing Agreement have been duly authorized,

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            executed and delivered by each of the Trust and the
            Guarantor;

                 (v) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a business trust have been made; the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement and the Final Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities and the Common Securities;

                 (vi) The Common Securities have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the Declaration, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the issuance of the Common Securities is not subject to preemptive or other similar rights;

                 (vii)  The Preferred Securities have been duly
            authorized for issuance and, when issued, delivered and paid for in accordance with the Declaration and this Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust;
            the holders of the Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and the issuance of the Preferred Securities is not subject to preemptive or other similar rights. Such counsel may bring to your attention that the Preferred Securities holders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and the issuance of replacement Preferred Securities,

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            and (b) provide security and indemnity in connection with
            requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration; and the Declaration has been duly qualified under the Trust
            Indenture Act;

                 (viii) No registration under the Investment Company Act of 1940, as amended, is required of the Trust in connection with the initial issuance and sale of the Preferred Securities, or of the Guarantor in connection with the initial issuance and sale of the Subordinated Debt Securities or the Guarantee;

                 (ix) The summaries set forth in the Final Prospectus, insofar as they are summaries of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, of certain terms and provisions of the Preferred Securities, the Common Securities, the Guarantee, the Subordinated Debt Securities and the Indenture are in all material respects accurate summaries of such terms and provisions;

                 (x) The Registration Statement and the Final Prospectus as amended or supplemented and any further amendments thereto made by the Guarantor prior to such Time of Delivery for the Preferred Securities (in each case other than with respect to the financial statements and financial and accounting data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement including the Form T-1s, as to which such counsel need express no opinion or belief), appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; and, such counsel shall not be deemed to be passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in

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            the Registration Statement and Final Prospectus; and

                 (xi) As such counsel, such counsel reviewed the Registration Statement and Final Prospectus as amended or supplemented, participated in discussions with representatives of the Underwriters and of the Guarantor and its accountants at which contents of the Registration Statement and Final Prospectus as amended or supplemented and related matters were discussed; on the basis of the information that such counsel gained in the course of the performance of their services referred to above, although such counsel shall not be deemed to be passing upon and shall not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectuses and not be required to have made an independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel in the course of such review which have led such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Guarantor prior to such Time of Delivery (other than the financial statements and the financial and accounting data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement including the Form T-1s, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Final Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Guarantor prior to such Time of Delivery (other than the financial statements and financial and accounting data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement including the Form T-1s, as to which such coun-sel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading or that, as of such Time of Delivery, the Final Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Guarantor prior to such Time of Delivery (other than the financial statements and financial and accounting data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement including the Form T-1s, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

     In rendering their opinion as aforesaid, such counsel may rely upon an opinion or opinions, each dated such Time of Delivery, of its affiliates as to laws of any jurisdiction other than the United States, the State of Illinois and any matters relating to the Delaware business organizational statutes (including statutes relating to Delaware Business Trusts).

     (d) Robert W. Pike, Vice President, Secretary and General Counsel of the Guarantor, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                 (i)  Each Principal Subsidiary has been duly
            incorporated and is validly existing as an insurance corporation under the laws of its jurisdiction of incorporation;

                 (ii) All of the issued shares of capital stock of each Principal Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned of record directly or indirectly by the Guarantor, AIC or ALIC, as the case may be (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local or in-house counsel and in respect of matters of fact upon certificates of officers of the Guarantor or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

                 (iii) Each Principal Subsidiary is duly licensed or authorized as an insurer or reinsurer in each other jurisdiction where it is required to be so licensed, except where the failure to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business or properties of the Guarantor and its subsidiaries considered as a whole; the Guarantor and each Principal Subsidiary have made all required filings under applicable insurance holding company statutes, and each is duly licensed or authorized as an insurance holding company in each jurisdiction where it is required to be so licensed, except where the failure to have made such filings or to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business or properties of the Guarantor and its subsidiaries considered as a whole; the Guarantor and each Principal Subsidiary have all necessary authorizations, approvals, orders, consents, registrations or qualifications of and from all insurance regulatory authorities to conduct their respective businesses as described in the Final Prospectus, except where the failure to have such authorizations, approvals, orders, consents, registrations or qualifications does not have a material adverse effect on the financial condition, business or properties of the Guarantor and its subsidiaries considered as a whole; and none of the Guarantor or any Principal Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, registration or qualification from such insurance regulatory authority is needed to be obtained by any of the Guarantor

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            or any Principal Subsidiary in any case where it could be
            reasonably expected that (x) the Guarantor or any Principal Subsidiary would in fact be required either to obtain any such additional authorization, approval, order, consent, registration or qualification or cease or otherwise limit writing certain business and (y) obtaining such authorization, approval, order, consent, license, certificate, permit, registration or qualification or limiting such business would have a material adverse effect on the business, financial position or results of operations of the Guarantor and its subsidiaries, considered as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local or in-house counsel and in respect of matters of fact upon certificates of officers of the Guarantor or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

                 (iv) Each Principal Subsidiary is in compliance with the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to such Principal Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, or is subject to no material liability or disability by reason of the failure to so comply or file (such counsel being entitled to rely in respect of this clause upon opinions of local or in-house counsel and in respect of matters of fact upon certificates of officers of the Guarantor and its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

                 (v) The Trust is duly qualified and in good standing as a foreign company in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good stand-

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            ing would not have  a material adverse effect on the Trust; and the
            Trust is not a party to or otherwise bound by any agreement other than those described in the Final Prospectus;

                 (vi) To the best of such counsel's knowledge and other than as set forth in the Final Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or to which any property of the Guarantor or any of its subsidiaries is the subject which, if determined adversely to the Guarantor or any of its subsidiaries, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business or properties of the Guarantor and its subsidiaries considered as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened;

                 (vii) The issue and sale of the Preferred Securities, and the performance by the Offerors of their respective obligations under the Preferred Securities, this Agreement, the Pricing Agreement, the Declaration, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees, and the consummation of the transactions contemplated herein and therein will not result in any violation of any order, rule or regulation known to such counsel of any insurance regulatory authority having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties, other than such breaches, conflicts, violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the financial condition, business or properties of the Guarantor and its subsidiaries considered as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local or in-house counsel and in respect of matters of fact upon certificates of officers of the Guarantor or its subsidiaries, provided that such counsel shall state that he



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            believes that both you and he are justified in relying upon such opinions and certificates);

                 (viii) To the best of such counsel's knowledge, the Trust and the Guarantor and its subsidiaries, as applicable, have filed all notices, reports, documents or other information required to be filed pursuant to, and have obtained all authorizations, approvals, orders, consents, registrations or qualifications required to be obtained under, and have otherwise complied with all requirements of, all applicable insurance laws and regulations known to such counsel in connection with the issuance and sale of the Preferred Securities and, except as have been obtained pursuant to the foregoing clause, no filing, authorization, approval, order, consent, registration or qualification of or with any insurance regulatory agency having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties known to such counsel is required for the issue and sale of the Preferred Securities or the consummation of the transactions contemplated by this Agreement, the Pricing Agreement, the Declaration, the Indenture, the Guarantee Agreements and the Guarantees, except such filings, authorizations, approvals, orders, consents, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with would not have a material adverse effect on the financial condition, business or properties of the Guarantor and its subsidiaries considered as a whole and would not affect the consummation of the transactions contemplated by this Agreement, the Pricing Agreement, the Declaration, the Indenture, the Guarantee Agreements and the Guarantees;

                 (ix) Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Guarantor; the Preferred Securities Guarantee Agreement, assuming it is duly authorized, executed, and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Guarantor, enforce-

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            able against the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act;

                 (x) The Indenture has been duly executed and delivered by the Guarantor and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and the Indenture has been duly qualified under the Trust Indenture Act;

                 (xi) The Subordinated Debt Securities are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Guarantor and, when authenticated by the Debt Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;

                 (xii) The Declaration has been duly authorized, executed and delivered by the Guarantor and each of the Regular Trustees and constitutes a valid and binding obligation of the Guarantor and each of the Regular Trustees, enforceable against the Guarantor and each of the Regular Trustees in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions;

                 (xiii) As general counsel to the Guarantor, such counsel reviewed the Registration Statement and Final
            Prospectus as amended or supplemented, participated in various discussions with representatives of the Underwrit-ers and of the Guarantor and its accountants at which contents of the Registration Statement and Final Prospectus as amended or supplemented were discussed; on the basis of the information that such counsel gained in the course of his activities referred to above, such counsel confirms that the Registration Statement, as of its effective date, and the Final Prospectus, as amended or supplemented (in each case other than with respect to the financial statements, financial and accounting data and related schedules therein, as to which such counsel need express no opinion or belief), appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Final Prospectus as amended or supplemented (except as expressly set forth in such opinion), on the basis of the foregoing, no facts have come to the attention of such counsel in the course of such review which has caused such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Offerors prior to such Time of Delivery (other than the financial statements and financial and accounting data and related schedules therein and other than information under the captions "Description of Debt Securities," "Description of Debt Warrants," "Description of Preferred Stock," "Description of Preferred Securities," "Description of Preferred Securities Guarantees" and "Plan of Distribution" in the Basic Prospectus and in the descriptions of Preferred Securities, Preferred Securities Guarantees, Subordinated Debt Securities and underwriting matters contained in the Final Prospectus as amended or supplemented, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement

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            therein not misleading or that, as of its date, the Final
            Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Offerors prior to such Time of Delivery (other than the financial statements and financial and accounting data and related schedules therein and other than information under the captions "Description of Debt Securities," "Description of Debt Warrants," "Description of Preferred Stock," "Description of Preferred Securities," "Description of Preferred Securities Guarantees" and "Plan of Distribution" in the Basic Prospectus and in the descriptions of Preferred Securities, Preferred Securities Guarantees, Subordinated Debt
            Securities and underwriting matters contained in the Final Prospectus as amended or supplemented, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Final Prospectus as amended or supplemented or any further amendment or supplement (when considered together with the document to which such supplement relates) thereto made by the Offerors prior to such Time of Delivery (other than the financial statements and financial and accounting data and related schedules therein and other than information under the captions "Description of Debt Securities," "Description of Debt Warrants," "Description of Preferred Stock," "Description of Preferred Securities," "Description of Preferred Securities Guarantees" and "Plan of Distribution" in the Basic Prospectus and in the descriptions of Preferred Securities, Preferred Securities Guarantees, Subordinated Debt Securities, and underwriting matters contained in the Final Prospectus as amended or supplemented, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they

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            were made, not misleading; and he does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Final Prospectus as amended or supplemented or required to be described in the Registration Statement or the Final Prospectus as amended or supplemented which are not filed or described as required, in each case, other than with respect to the information under the captions "Description of Debt Securities," "Description of Debt Warrants," "Description of Preferred Stock," "Description of Preferred Securities,"
            Description of Preferred Securities Guarantees" and "Plan of Distribution" in the Basic Prospectus and in the descriptions of Preferred Securities, Preferred Securities Guarantees, Subordinated Debt Securities and underwriting matters contained in the Final Prospectus as amended or supplemented; and

                 (xiv) On the basis of the information that such counsel gained in the course of the review referred to in paragraph (xiii) above (but without passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the documents described below), such counsel confirms that no facts have come to the attention of such counsel in the course of such review which have caused such counsel to believe that the documents incorporated by reference in the Final Prospectus as amended or supplemented (other than the financial statements and financial and accounting data and related schedules therein or excluded therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, did not comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents, when they became effective or were so filed, as the case

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            may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

                 (e) Shipman & Goodwin, counsel of State Street Bank and Trust Company, as Property Trustee under the Declaration, and Guarantee Trustee under the Preferred Securities Guarantee Agreements, shall have furnished to you their written opinion, dated as of such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                      (i) State Street Bank and Trust Company is a Massachusetts trust company with trust powers, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Preferred Securities Guarantee Agreement;

                      (ii) The execution, delivery and performance by the Property Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee, in the case of the Declaration, and the Guarantee Trustee, in the case of the Preferred
            Securities Guarantee Agreement. The Declaration and the Preferred Securities Guarantee Agreement have been duly executed and delivered by the Property Trustee, in the case of the Declaration, and the Guarantee Trustee, in the case of



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            the Preferred Securities Guarantee Agreement, and constitute the legal, valid and binding obligations of the Property Trustee, in the case of the Declaration, and the Guarantee Trustee, in the case of the Preferred Securities Guarantee Agreement, enforceable against the Property Trustee, in the case of the Declaration, and the Guarantee Trustee, in the case of the Preferred Securities Guarantee Agreement, in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions;

                        (iii) The execution, delivery and performance of the Declaration and the Preferred Securities Guarantee Agreement by the Property Trustee, in the case of the Declaration, and the Guarantee Trustee, in the case of the Preferred
            Securities Guarantee Agreement, does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee, in the case of the Declaration, or the Guarantee Trustee, in the case of the Preferred Securities Guarantee Agreement; and

                        (iv) No consent, approval or authorization of, or registration with or notice to, any Massachusetts or federal banking authority is required for the execution, delivery or performance by the Property Trustee of the Declaration or by the Guarantee Trustee of the Preferred Securities Guarantee Agreement.

                 (f) Morris, James, Hitchens & Williams, counsel of Delaware Trust Capital Management, Inc., as Delaware Trustee under the
Declaration, shall have furnished to you their written opinion, dated as of such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                        (i) Delaware Trust Capital Management, Inc. is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration;

                 (ii) The execution, delivery and performance by the Delaware Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee and constitutes the legal, valid and binding obligations of the Delaware Trustee, enforceable against the Delaware Trustee, in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions;

                 (iii) The execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Delaware Trustee; and

                 (iv) No consent, approval or authorization of, or registration with or notice to, any banking or trust authority of the State of Delaware or federal banking authority governing the banking and trust powers of the Delaware Trustee is required for the execution, delivery or performance by the Delaware Trustee of the Declaration.

     (g) The opinion of Skadden, Arps, Slate, Meagher & Flom (ILLINOIS), special tax counsel to the Guarantor and the Trust, generally to the effect that:

                 (i) Under current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation;

                 (ii)  Under current law the Subordinated Debt
            Securities will be classified for United States federal income tax purposes as indebtedness of the Guarantor; and

                 (iii) The discussion set forth in the Final Prospectus under the heading "Certain Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

     Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Guarantor and the Trust and other documents deemed necessary for such opinion.

     (h) On the date of the Pricing Agreement and such Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the effective date of the later filed of the Registration Statement or the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, in form and substance satisfactory to the Representatives.

     (i) Except as contemplated in the Preliminary Final Prospectus, as amended or supplemented prior to the date of the Pricing Agreement, since the respective dates as of which information is given in the Preliminary Final Prospectus as amended or supplemented prior to the date of the Pricing Agreement until such Time of Delivery, there shall not have been any change in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Preliminary Final Prospectus) or any material increase in the consolidated long-term debt of the Guarantor and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Preliminary Final Prospectus as amended or supple-mented prior to the date of the Pricing Agreement, the effect of which, in any such case is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Preliminary Final Prospectus as amended or supplemented prior to the date of the Pricing Agreement.

     (j) On or after the date of the Pricing Agreement (i) no downgrading shall have occurred in the rating accorded the Guarantor's debt securities or financial strength or claims paying ability by any of Moody's Investor Services, Inc., Standard & Poor's Corporation or A.M. Best & Co. and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor's debt securities or financial strength or claims paying ability, the effect of which, in any such case described in Clause (i) or (ii), is in your judgment (after consultation with the Guarantor) so material and adverse as to make it impracticable or inadvisable to proceed with the pubic offering or the delivery of the Securities on the terms and in the manner contemplated in the Preliminary Final Prospectus as amended or supplemented prior to the date of the Pricing Agreement;

     (k) On or after the date of the Pricing Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Preliminary Final Prospectus as amended or supplemented prior to the date of the Pricing Agreement; and

     (l) The Guarantor shall have furnished or caused to be furnished to the Representatives at such

Time of Delivery certificates of officers of the Guarantor reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Guarantor herein at and as of such Time of Delivery, as to the performance by the Guarantor of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section and as to such other matters as the Representatives may reasonably request.

     8.(a) Indemnification and Contribution. The Offerors will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Final Prospectus, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Offerors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Final Prospectus, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter of Securities through the Representatives expressly for use in the Final Prospectus as amended or supplemented relating to such Securities and, provided, further, that the Offerors shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Final Prospectus, the

Final Prospectus or the Final Prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Prospectus (excluding documents incorporated by reference therein) or of the Final Prospectus as then amended or supplemented (excluding documents incorporated by reference therein), whichever is most recent, in any case where such delivery is required by the Act if the Guarantor had previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Final Prospectus which was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented).

     (b) Each Underwriter will indemnify and hold harmless the Offerors against any losses, claims, damages or liabilities to which the Offerors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Final Prospectus, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Final Prospectus, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through the Representatives expressly for use therein; and will reimburse the Offerors for any legal or other expenses reasonably incurred by the Offerors in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party and who may act in respect of actions involving more than one indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything to the contrary in this Section 8, an indemnifying party shall only be liable for the legal fees and expenses of one national counsel and appropriate local counsel for the indemnified parties with respect to any proceeding or related proceedings and in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Goldman, Sachs & Co.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which any such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable consideration. In addition, if the indemnified party is not entitled to receive the indemnification provided for in subsection
(a) above because of the second proviso thereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative fault of the Offerors on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Offerors on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Offerors bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus relating to such Securities. The relative fault shall be determined by
reference to,   among other things, whether the untrue or alleged untrue
statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. With respect to any such Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any Preliminary Final Prospectus result from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Prospectus (excluding documents incorporated by reference therein) or of the Final Prospectus as then amended or supplemented (excluding documents incorporated by reference therein), if the Offerors had previously furnished copies thereof to such Underwriter. The Offerors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

     (e) The obligations of the Offerors under this Section 8 shall be in addition to any liability which the Offerors may otherwise have and shall extend upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Guarantor (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Guarantor), to each trustee of the Trust and to each person, if any, who controls an Offeror within the meaning of the Act.

     9. (a) Defaulting Underwriters. If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under the Pricing Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase the Securities on the terms contained herein and in such Pricing Agreement. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Offerors shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Offerors that the Representatives have so arranged for the purchase of such Securities, or the Offerors notify the Representatives that they have so arranged for the purchase of such Securities, the Representatives or the Offerors shall have the right to postpone the Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus as amended or supplemented, or in any other documents or arrangements, and the Offerors agree to file promptly any amendments to the Registration Statement or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of any defaulting Underwriter or Underwriters by the Representatives and the Offerors as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of the Securities to be purchased at such Time of Delivery, then the Offerors shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase under the Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Offerors as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one-eleventh of the number of all such Securities to be purchased at such Time of Delivery, or if the Offerors shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Offerors, except for the expenses to be borne by the Guarantor and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Offerors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or the Offerors or any officer or director or controlling person of the Offerors and shall survive delivery of and payment for the Securities.

     11. Effect of Termination of Pricing Agreement or Nondelivery of Securities. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Offerors shall not then be under any liability to any Underwriter with respect to the Securities except as provided in Section 6 and Section 8 hereof; but, if for any other reason, Securities are not delivered by or on behalf of the Offerors as provided herein, the Guarantor will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Offerors shall then be under no further liability to any Underwriter in respect of such Securities except as provided in Section 6 and Section 8 hereof.

     12. Reliance Upon Representatives. In all dealings hereunder, the Representatives shall act on behalf of the Underwriters of Securities and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

     13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; if to the Guarantor and the Trust, shall be delivered or sent by mail, telex or facsimile transmission to their respective addresses set forth in the Registration Statement; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Offerors by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     14. Successors and Assigns. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Offerors, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Guarantor, the trustees of the Trust and each person who controls an Offeror or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. Time; "Business Day." Time shall be of the essence of each Pricing Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     16. GOVERNING LAW. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     17. Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us eleven counterparts hereof.

                                             Very truly yours,

                                             THE ALLSTATE CORPORATION



                                             By:______________________________
                                                Name:
                                                Title:


                                             ALLSTATE FINANCING I
                                             By:  The Allstate Corporation,
                                                     as Depositor



                                             By:______________________________
                                                Name:
                                                Title:


      Accepted as of the date hereof:

      Goldman, Sachs & Co.
      Dean Witter Reynolds Inc.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
      Morgan Stanley & Co. Incorporated
      PaineWebber Incorporated
      Prudential Securities Incorporated
      Smith Barney Inc.




      By:____________________________
             (Goldman, Sachs & Co.)
         On behalf of each of the Underwriters

                                                                      ANNEX I TO
                                                                    UNDERWRITING
                                                                       AGREEMENT



                               PRICING AGREEMENT

                                                                 _________, ____


      [                 ]
      As representatives of the
      several Underwriters
      named in Schedule I hereto
           c/o [             ]

      Ladies and Gentlemen:

           Allstate Financing [I], a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and The Allstate Corporation, a Delaware corporation (the "Guarantor" and, together with the Trust, the "Offerors"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated ___________, ____ (the "Underwriting Agreement"), among the Offerors on the one hand and
      _________________________________________________________ on the
      other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein;
      and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Final Prospectus in Section 2 of the Underwriting
      Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined) and also a representation and warranty as of the date of this Pricing Agreement in relation to the Final Prospectus as amended or supplemented relating to the Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in Section 13 of the Underwriting Agreement are set forth at the end of
      Schedule II hereto.

           An amendment to the Registration Statement, or a supplement to the Final Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

           Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Offerors agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of [Firm] Securities set forth opposite the name of such Underwriter in
      Schedule I hereto [and if and to the extent the Underwriters' overallotment option is exercised the number of Optional Securities to be purchased by such Underwriter in accordance with Schedule II hereto].

           If the foregoing is in accordance with your understanding,
      please sign and return to us [     ] counterparts hereof, and upon
      acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters and the Offerors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Offerors for examination upon request, but without war-ranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        THE ALLSTATE CORPORATION



                                        By:________________________________
                                           Name:
                                           Title:


                                        ALLSTATE FINANCING [I]
                                        By:  The Allstate Corporation,
                                               as Depositor



                                        By:________________________________
                                           Name:
                                           Title:


      Accepted as of the date hereof:

      [                     ]

      On behalf of each of the Underwriters

                             SCHEDULE I TO ANNEX I

                                                       [Number of
                                                        Optional
                                   Number             Securities to
                                   of [Firm]         be Purchased if
                                 Securities to       Maximum Option
Underwriters                     Be Purchased           Exercised
------------                     -------------       ---------------

------------------ . . . . . . .

------------------ . . . . . . .

------------------ . . . . . . .

------------------ . . . . . . .
[Names of Underwriters]



                                    --------             --------




                       Total . .                                 ]
                                    ========             ========

                             SCHEDULE II TO ANNEX I


UNDERWRITING AGREEMENT DATED ______________, ____


REGISTRATION STATEMENT NO. __________


TITLE, PURCHASE PRICE AND DESCRIPTION OF SECURITIES


          Title:___% ______________ Preferred Securities ("__")

                (Liquidation Amount of $_____ Per Security)

          Aggregate Number:


          Price to Public:

          Purchase Price per Security to be Paid by Underwriters:

          Compensation Per Security to be Paid by the Guarantor to the
          Underwriters:

          Specified Funds for payment of purchase price:

          [First] Time of Delivery:

          Provisions for Over-allotment Option:

          Declaration:

          Indenture:

          Guarantees:

          Other Provisions:


NAMES AND ADDRESSES OF REPRESENTATIVES:

               Representatives:

               Address for Notices, etc.:

                                                                     ANNEX II TO
                                                                    UNDERWRITING
                                                                       AGREEMENT



     Pursuant to Section 7(h) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

           (i) They are independent certified public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

           (ii) In their opinion, the financial statements, certain summary and selected consolidated financial and operating data, and any supplementary financial information and schedules (and, if applicable, pro forma financial information) audited by them and included or incorporated by reference in the Final Prospectus as amended or supplemented or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, and any supplementary financial information and schedules, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, and, as indicated in their report thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

           (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the



                                    CII-1
      latest audited financial statements included or incorporated by reference in the Final Prospectus as amended or supplemented, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A)  the unaudited consolidated statements
               of income, consolidated balance sheets and consolidated statements of cash flows and certain summary and selected consolidated financial and operating data included or incorporated by reference in the Final Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

                    (B)  any other unaudited income statement
               data and balance sheet items included or incorporated by reference in the Final Prospectus as amended or supplemented do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Final Prospectus as amended or supplemented;

                    (C)  the unaudited financial statements
               which were not included or incorporated by reference in the Final Prospectus as amended or supplemented but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included or incorporated by reference in the Final Prospectus as


                                    CII-2
               amended or supplemented and referred to in Clause
               (B) were not determined on a basis substantially consistent with the basis for the audited consolidated
               financial   statements included or incorporated by
               reference in the Final Prospectus as amended or supplemented;

                    (D)  any unaudited pro forma consolidated
               condensed financial statements included or incorporated by reference in the Final Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                    (E)  as of a specified date not more than
               five business days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated borrowings or consolidated reserve for property-liability insurance claims and claims expense or consolidated reserve for life insurance policy benefits, or asset reserves of the Guarantor and its subsidiaries, or any decreases in consolidated fixed income securities available for sale, consolidated equity securities, consolidated investments or shareholder equity, or any decrease in AIC's or ALIC's statutory capital and surplus, or other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Final Prospectus as amended or supplemented, except in each case for changes, increases or decreases which the Final Prospectus discloses have occurred or may occur or which are described in such letter; and




                                    CII-3

                    (F)  for the period from the date of the
               latest financial statements included or
               incorporated by reference in the Final
               Prospectus as amended or supplemented to the specified date referred to in Clause (E) there were any decreases in consolidated premiums earned, consolidated net investment income, or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Final Prospectus discloses have occurred or may occur or which are described in such letter; and

           (iv)  In addition to the examination referred to in their
      report(s) included or incorporated by reference in the Final
      Prospectus as amended or supplemented and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain procedures as specified in their letter, not
      constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Guarantor and its subsidiaries, which appear or are incorporated by
      reference in the Final Prospectus as amended or supplemented or in
      Part II of, or in exhibits and schedules to, the Registration
      Statement specified by    the Representatives, and have compared certain
      of such specified amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.



                                    CII-4

                                                                  ANNEX III TO
                                                                  UNDERWRITING
                                                                     AGREEMENT

            PRINCIPAL                                  JURISDICTION
           SUBSIDIARIES                              OF INCORPORATION
           ------------                              ----------------
Allstate Insurance Company . . . . . . . . . . . . .      Illinois
Allstate Life Insurance Company  . . . . . . . . . .      Illinois


                                   CIII-1